Exhibit 4.1

EXECUTION COPY

PLUM CREEK TIMBERLANDS, L.P.

FIRST OMNIBUS AMENDMENT

Dated as of August 18, 2008

-i-

PLUM CREEK TIMBERLANDS, L.P.

999 THIRD AVENUE, SUITE 4300

SEATTLE, WASHINGTON 98104

FIRST OMNIBUS AMENDMENT

Dated as of August 18, 2008

To the holders of the Notes (the “Noteholders”)

issued under the Note Agreements hereinafter referred to

Ladies and Gentlemen:

Reference is hereby made to the separate Senior Note Agreements described in Schedule A attached hereto (collectively the “Note Agreements”) between Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Company”), and the institutional investors party thereto, under and pursuant to which the Company issued and sold the Notes described in said Schedule A (collectively referred to as the “Notes”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Note Agreements.

The Company hereby agrees with you in this First Omnibus Amendment (this “Amendment”) as follows:

SECTION 1.	AMENDMENTS TO NOTE AGREEMENTS.

Section 1.1. Amendment to Company Address. The address listed at the beginning of each Note Agreement and in paragraph 12K of each Note Agreement shall be and is hereby amended by deleting the reference to “Suite 2300” in each such paragraph and substituting “Suite 4300” in lieu thereof.

Section 1.2. Amendment to Authorization of Issue of Notes. Paragraph 1 of each Note Agreement shall be and is hereby amended by (a) adding the phrase “; Investment Grade Fee” immediately following the phrase “Authorization of Issue of Notes” in the heading of such paragraph 1 and (b) inserting the following new paragraph at the end of such paragraph 1:

If at any time the Company shall fail to maintain an Investment Grade Rating, in addition to the stated interest required to be paid by the Company on each Note, the Company shall pay a fee (the “Investment Grade Fee”) to the holder of each outstanding Note in an amount equal to 0.75% per annum of the unpaid principal amount of such Note. The Investment Grade Fee shall be paid on each Interest Payment Date beginning with the first Interest Payment Date for such Note following the date on which the Company no longer has an Investment Grade Rating and shall continue to be paid on each Interest Payment Date thereafter to and

Plum Creek Timberlands, L.P.	First Omnibus Amendment

including the first Interest Payment Date following the date on which the Company once again attains an Investment Grade Rating; provided that, in the case of the payment on the first Interest Payment Date and any subsequent Interest Payment Date which occurs on a date other than a regularly scheduled Interest Payment Date, the amount of the Investment Grade Fee shall be pro rated for the applicable period which in the case of the fee paid on the first Interest Payment Date shall begin on the date that the Company no longer has an Investment Grade Rating.

Section 1.3. Amendment to Prepayments. (a) The first sentence of paragraph 4 of the 1994 Note Agreement shall be and is hereby amended by adding the phrase “and 4F” to such first sentence immediately following the phrase “paragraph 4A”.

(b) Paragraph 4A(1) of the 1996 Note Agreement shall be and is hereby amended by adding the phrase “and 4F” to such paragraph 4A(1) immediately following the phrase “paragraph 4A(2)”.

(c) Paragraph 4A of the 2001 Note Agreement shall be and is hereby amended by adding the phrase “and 4G” to such paragraph 4A immediately following the phrase “paragraph 4B”.

(d) Paragraph 4A of the 1998 Note Agreement and the 2003 Note Agreement shall be and is hereby amended by adding the phrase “and 4H” to such paragraph 4A immediately following the phrase “paragraph 4B”.

Section 1.4. Amendment to Partial Payments Pro Rata. (a) Paragraph 4C of the 1994 Note Agreement and the 1996 Note Agreement shall be and is hereby amended by adding the phrase “Except as otherwise provided in paragraph 4F, “ to the beginning of such paragraph 4C.

(b) Paragraph 4D of the 2001 Note Agreement shall be and is hereby amended by adding the phrase “Except as otherwise provided in paragraph 4G, “ to the beginning of such paragraph 4D.

(c) Paragraph 4D of the 1998 Note Agreement and the 2003 Note Agreement shall be and is hereby amended by adding the phrase “Except as otherwise provided in paragraph 4H, “ to the beginning of such paragraph 4D.

Section 1.5. Amendment to Retirement of Notes. (a) Paragraph 4D of the 1994 Note Agreement shall be and is hereby amended by adding the phrase “or 4F” to such paragraph 4D immediately following the phrase “paragraph 4A”.

(b) Paragraph 4D of the 1996 Note Agreement shall be and is hereby amended by adding the phrase “or 4F” to such paragraph 4D immediately following the phrase “paragraph 4A(1) or (2)”.

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(c) Paragraph 4E of the 2001 Note Agreement shall be and is hereby amended by adding the phrase “or 4G” to such paragraph 4E immediately following the phrase “paragraph 4B”.

(d) Paragraph 4E of the 1998 Note Agreement and the 2003 Note Agreement shall be and is hereby amended by adding the phrase “or 4H” to such paragraph 4E immediately following the phrase “paragraph 4B”.

Section 1.6. Amendment to Prepayments and Acquisitions of Notes. Paragraph 4 of each Note Agreement shall be and is hereby amended by inserting the following new paragraph 4F, in the case of the 1994 Note Agreement and the 1996 Note Agreement, new paragraph 4G, in the case of the 2001 Note Agreement, and new paragraph 4H, in the case of the 1998 Note Agreement and the 2003 Note Agreement, to the end of such paragraph 4:

4[F]/[G]/[H]. Offer to Prepay Notes upon Occurrence of Timberland Transactions

In connection with the consummation of each Timberlands Transaction, (i) the Company shall offer to prepay each outstanding Note in a principal amount equal to the Ratable Portion for such Note and (ii) any such prepayment of the Notes shall be made at 100% of the principal amount thereof, together with accrued interest thereon to the date of such prepayment, without the payment of any Yield-Maintenance Premium. Any offer of prepayment of the Notes pursuant to this paragraph 4[F]/[G]/[H] shall be given to each holder of the Notes by written notice delivered no later than 10 Business Days following the closing of the applicable Timberlands Transaction. Each such notice shall state that it is given pursuant to this paragraph and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth, (i) a description of the Timberlands Transaction which gives rise to the proposed prepayment, (ii) the date of such payment (the “Payment Date”) which shall be not less than 15 Business Days nor more than 20 Business Days following the date of such notice, and (iii) a calculation of the Ratable Portion for such holder’s Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than 5 Business Days prior to the proposed Payment Date of its acceptance of such offer of prepayment. On the applicable Payment Date, the Company shall pay the Ratable Portion of each Note in respect of which the offer of prepayment has been accepted together with accrued interest thereon to the Payment Date, without the payment of any Yield-Maintenance Premium.

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Section 1.7. Amendment to Financial Statements. (a) Paragraph 5A of each Note Agreement shall be and is hereby amended by (i) deleting the phrase “in duplicate” from the end of the first line of such paragraph 5A and (ii) amending and restating clause (vi) of such paragraph 5A in its entirety to read as follows:

(vi) with reasonable promptness, such other information and financial data as a Significant Holder may reasonably request; and

(b) Paragraph 5A of each Note Agreement shall be further amended by amending and restating each of the paragraphs following clause (vii) of such paragraph 5A in their entirety to read as follows:

Any document required to be delivered pursuant to clause (i) or (iii) above (to the extent such document is included in materials filed with the Securities and Exchange Commission (a “Filed Document”) shall be deemed delivered upon the filing of such document with the Securities and Exchange Commission and any governmental body or agency succeeding to the functions of the Securities and Exchange Commission; provided that the Company shall be deemed to have made such delivery of such Filed Document if it shall have timely made such Filed Document available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http://www.plumcreek.com). After registration by any holder at the Company’s home page, such holder will receive concurrent notification of the availability of a Filed Document. Notwithstanding the foregoing, if any Significant Holder of a Note has requested that any such Filed Document be delivered directly to such holder, then the Company shall make delivery of such Filed Document to such holder in accordance with the provisions of paragraph 12K.

Within the time specified in clauses (i) and (iii) above, the Company will deliver to each Significant Holder an Officers’ Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 (including, without limitation, paragraph 6A) and stating that there exists no continuing Event of Default or Default, or, if any continuing Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take or is taking with respect thereto. Within the time specified in clause (i) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no

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knowledge of any Event of Default or Default continuing, or, if they have obtained knowledge of any Event of Default or Default continuing, specifying the nature and period of existence thereof. Such accountants, however, shall not be required to engage in any auditing procedures other than those procedures required by generally accepted auditing standards, and shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. Notwithstanding the foregoing provisions of this paragraph 5A, the Company shall not be required to deliver any financial statements or other documents (other than documents or information which have become public information) to any Person engaged in any Permitted Business in competition with the Company or any Subsidiary. The Company also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company or the General Partner becoming aware of an Event of Default and within 5 Business Days after the chief executive officer, principal financial officer or principal accounting officer of the Company or the General Partner becomes aware of a Default, it will deliver to each Significant Holder an Officers’ Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto, provided, however, no such officer shall be obligated to provide a certificate with respect to any such Event of Default or Default that has been cured on or before the date upon which such officer becomes aware thereof.

Section 1.8. Amendment to Covenant to Secure Notes Equally. Paragraph 5C of each Note Agreement shall be and is hereby amended and restated in its entirety to read as follows:

The Company covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured; provided that, satisfaction of the foregoing requirements with respect to any such Lien shall not remedy the Event of Default resulting from such Lien.

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Section 1.9. Amendment to Negative Covenants. Paragraph 6 of each Note Agreement shall be and is hereby amended and restated in its entirety to read as set forth in Exhibit 1 hereto.

Section 1.10. Amendment to Events of Default. (a) Clause (a) of paragraph 7A of each Note Agreement shall be and is hereby amended and restated in its entirety to read as follows:

(a) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Yield-Maintenance Premium, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

(b) Paragraph 7A of each Note Agreement shall be further amended by (i) adding the word “and” to the end of clause (b)(x), (ii) deleting the reference to “, and” at the end of clause (b)(y) and substituting “.” in lieu thereof, and (iii) deleting clause (b)(z) of such paragraph 7A in its entirety.

Section 1.11. Amendment to Other Terms. Paragraph 10B of each Note Agreement shall be and is hereby amended and restated in its entirety to read as set forth in Exhibit 2 hereto.

SECTION 2.	REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants that as of the date hereof and after giving effect hereto:

Section 2.1. Amendment is Legal and Authorized. (a) The execution and delivery of this Amendment by the Company and compliance by the Company with all of the provisions of each Note Agreement and the Notes, as amended hereby:

(i) are within the limited partnership powers of the Company; and

(ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Limited Partnership or Limited Partnership Agreement of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company.

(b) The execution and delivery of this Amendment has been duly authorized by proper limited partnership action on the part of the Company (no action by the partners of the Company being required by law, by the Certificate of Limited Partnership or Limited Partnership Agreement of the Company or otherwise); this Amendment has been duly executed and delivered by the Company; and this Amendment and each Note Agreement and each Note, as amended by

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this Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their terms.

Section 2.2. No Defaults. No Default or Event of Default exists under any of the Note Agreements.

Section 2.3. Fees and Expenses. Except for the fee referenced in Section 3(c), the Company has not paid any fees or remuneration to (i) any holder of Notes in connection with the solicitation of this Amendment or (ii) any other holder of Debt of the Company in connection with any amendment which relates solely to the subject matter of this Amendment pursuant to any agreement under which Debt of the Company is outstanding.

SECTION 3.	CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.

This Amendment shall become effective when each of the following conditions has been satisfied:

(a) executed counterparts of this Amendment, duly executed by the Company and the holders of (i) more than 50% of the outstanding principal amount of the Notes outstanding under each of the 1996 Note Agreement, the 1998 Note Agreement (represented by the holders of the notes issued under the SDW Timber, LLC Note Purchase Agreement dated as of February 12, 1999 (the “1999 SDW Notes”)), the 2001 Note Agreement and the 2003 Note Agreement and (ii) more than 55% of the outstanding principal amount of the Notes outstanding under the 1994 Note Agreement, shall have been delivered to the Noteholders;

(b) the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof and a certificate of a Responsible Officer certifying the same shall have been delivered to the Noteholders;

(c) the Company shall have paid a fee to each Noteholder in an amount equal to 0.25% of the outstanding principal amount of the Notes held by such Noteholder;

(d) Plum Creek Southern Timber, L.L.C. and Plum Creek South Central Timberlands, L.L.C. shall have executed and delivered an Acknowledgment and Consent, in respect of the Assumption Agreement, in the form attached hereto as Exhibit 3(a) and Exhibit 3(b), respectively;

(e) Jose Quintana, Assistant General Counsel for the Company, shall have delivered a legal opinion, dated as of the effective date of this Amendment, in form and substance reasonably satisfactory to the Noteholders and their special counsel to the effect that this Amendment constitutes the legal, valid and binding obligation of the Company; and

(f) the Company shall have paid (i) the fees, costs, expenses and disbursements of Chapman and Cutler LLP, special counsel to the Noteholders, and

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(ii) any other reasonable out-of-pocket expenses incurred by the holders of Notes, in each case, incurred in connection with the consummation of the transactions contemplated by this Amendment.

Upon receipt of all of the foregoing, this Amendment shall become effective. Delivery of this Amendment to the Company, duly executed by the holders of (i) more than 50% of the outstanding principal amount of the Notes outstanding under each of the 1996 Note Agreement, the 1998 Note Agreement (represented by the holders of the 1999 SDW Notes), the 2001 Note Agreement and the 2003 Note Agreement and (ii) more than 55% of the outstanding principal amount of the Notes outstanding under the 1994 Note Agreement, shall acknowledge satisfaction of the foregoing conditions. The date of this Amendment is herein referred to as the “Effective Date.”

SECTION 4.	MISCELLANEOUS.

Section 4.1. Limited Amendment. The Company acknowledges and agrees that by agreeing to the amendments of the Note Agreements and the Notes set forth herein, the Noteholders shall not be deemed to have waived any rights as on account of any Default or Event of Default which may at any time hereafter exist under the Note Agreements, which rights are hereby expressly reserved by the holders of the Notes.

Section 4.2. No Legend Required. References in each Note Agreement or in any Note shall be deemed to be references to such Note Agreement as amended hereby.

Section 4.3. Effect of Amendment. Except as expressly amended hereby, the Company agrees that the Note Agreements, the Notes and all other documents and agreements executed by the Company in connection with the Note Agreements in favor of the holders of Notes are ratified and confirmed and shall remain in full force and effect.

Section 4.4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns and (ii) the holders of Notes and their respective successors and assigns, including each successive holder or holders of any Notes.

Section 4.5. Governing Law. This Amendment shall be governed by and construed in accordance with New York law, including all matters of construction, validity and performance.

Section 4.6. Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

IN WITNESS WHEREOF, the undersigned have executed this First Omnibus Amendment as of the date first above written.

PLUM CREEK TIMBERLANDS, L.P.

By:	Plum Creek Timber I, L.L.C.,
its General Partner

By:	Plum Creek Timber Company, Inc.,
its Managing Member

By:	/s/ Laura B. Smith
	Name:	Laura B. Smith
	Title:	Vice President and Treasurer

This Agreement is accepted and agreed to as of the day and year first above written.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (as Noteholder under the 1994 Note Purchase Agreement, the 1996 Note Purchase Agreement and the 2001 Note Purchase Agreement)

By:	/s/ Brian K. Roelke
	Name:	Brian K. Roelke
	Title:	Director

METROPOLITAN LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement)

METLIFE INSURANCE COMPANY OF CONNECTICUT by Metropolitan Life Insurance Company, its Investment Manager (as Noteholder under the 2001 Note Purchase Agreement and under the 2003 Note Purchase Agreement)

METLIFE INSURANCE COMPANY OF CONNECTICUT f/k/a The Travelers Insurance Company by Metropolitan Life Insurance Company, its Investment Manager (as Noteholder under the 2003 Note Purchase Agreement)

METLIFE INSURANCE COMPANY OF CONNECTICUT by TRAL & CO, its nominee by Metropolitan Life Insurance Company, its Investment Manager (as Noteholder under the 2001 Note Purchase Agreement and under the 2003 Note Purchase Agreement)

METROPOLITAN TOWER LIFE INSURANCE COMPANY as successor by merger to Metropolitan Insurance and Annuity Company by Metropolitan Life Insurance Company, its Investment Manager (as Noteholder under the 2001 Note Purchase Agreement)

By:	/s/ Frank O. Monfalcone
	Name:	Frank O. Monfalcone
	Title:	Director

JOHN HANCOCK LIFE INSURANCE COMPANY (as Noteholder under the SDW Note Agreement referred to below*, the 2001 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By:	/s/ Michael L. Short
	Name:	Michael L. Short
	Title:	Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY (as Noteholder under the SDW Note Agreement referred to below*, the 2001 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By:	/s/ Michael L. Short
	Name:	Michael L. Short
	Title:	Authorized Signatory

*	The foregoing consent to the First Omnibus Amendment has been executed by a holder of Series B and/or Series C Senior Notes (collectively the “1999 SDW Notes”) of SDW Timber III, LLC issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999 (the “SDW Note Agreement”). The 1999 SDW Notes are secured pursuant to a Pledge Agreement between SDW Timber III, LLC, as pledgor, and The Bank of New York, as collateral agent, pursuant to which the Notes issued under the 1998 Note Agreement (the “1998 Note Agreement”) of Plum Creek Timberlands, L.P. have been pledged to secure the 1999 SDW Notes.

SIGNATURE 5 L.P. (as Noteholder under the 2001 Note Purchase Agreement)

By:	Hancock Capital Investment Management, LLC, as Portfolio Advisor

	By:	/s/ C. Dec Mullarkey
		Name:	C. Dec Mullarkey
		Title:	Senior Managing Director

SiGNATURE 6 LIMITED, successor to THE NORTHERN TRUST COMPANY, as Trustee of the Lucent Technologies, Inc. Master Pension Trust (as Noteholder under the SDW Note Agreement referred to below*)

By:	Hancock Capital Investment Management, LLC, as Portfolio Advisor

	By:	/s/ C. Dec Mullarkey
		Name:	C. Dec Mullarkey
		Title:	Senior Managing Director

JOHN HANCOCK REASSURANCE COMPANY LTD. (as Noteholder under the SDW Note Agreement referred to below*)

By:	/s/ Michael L. Short
	Name:	Michael L. Short
	Title:	Authorized Signatory

*	The foregoing consent to the First Omnibus Amendment has been executed by a holder of Series B and/or Series C Senior Notes (collectively the “1999 SDW Notes”) of SDW Timber III, LLC issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999 (the “SDW Note Agreement”). The 1999 SDW Notes are secured pursuant to a Pledge Agreement between SDW Timber III, LLC, as pledgor, and The Bank of New York, as collateral agent, pursuant to which the Notes issued under the 1998 Note Agreement (the “1998 Note Agreement”) of Plum Creek Timberlands, L.P. have been pledged to secure the 1999 SDW Notes.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (as Noteholder under the 1996 Note Purchase Agreement, the 2001 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By	/s/ David Nguyen
	Name:	David Nguyen
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY (as Noteholder under the 1996 Note Purchase Agreement and the 2001 Note Purchase Agreement)

By:	Prudential Investment Management, Inc., as investment manager

	By	/s/ David Nguyen
		Name:	David Nguyen
		Title:	Vice President

RGA REINSURANCE COMPANY (as Noteholder under the 1996 Note Purchase Agreement)

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By	/s/ David Nguyen
		Name:	David Nguyen
		Title:	Vice President

MTL INSURANCE COMPANY (as Noteholder under the SDW Note Agreement referred to below* and the 2001 Note Purchase Agreement)

By:	Prudential Investment Management, Inc., as investment manager

	By	/s/ David Nguyen
		Name:	David Nguyen
		Title:	Vice President

*	The foregoing consent to the First Omnibus Amendment has been executed by a holder of Series B and/or Series C Senior Notes (collectively the “1999 SDW Notes”) of SDW Timber III, LLC issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999 (the “SDW Note Agreement”). The 1999 SDW Notes are secured pursuant to a Pledge Agreement between SDW Timber III, LLC, as pledgor, and The Bank of New York, as collateral agent, pursuant to which the Notes issued under the 1998 Note Agreement (the “1998 Note Agreement”) of Plum Creek Timberlands, L.P. have been pledged to secure the 1999 SDW Notes.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY (as Noteholder under the 1994 Note Purchase Agreement and the 2001 Note Purchase Agreement)
GENWORTH LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement)

By:	/s/ Stephen DeMotto
	Name:	Stephen DeMotto
	Title:	Investment Officer

UNION FIDELITY LIFE INSURANCE COMPANY (as Noteholder under the SDW Note Agreement referred to below* and the 2001 Note Purchase Agreement)
EMPLOYERS REASSURANCE CORPORATION (as Noteholder under the 2003 Note Purchase Agreement)

By:	GE Asset Management Incorporated, its Investment Manager

By:	Genworth Financial Investment Management LLC, its Investment Advisor

	By:	/s/ Stephen DeMotto
		Name:	Stephen DeMotto
		Title:	Assistant Vice President

*	The foregoing consent to the First Omnibus Amendment has been executed by a holder of Series B and/or Series C Senior Notes (collectively the “1999 SDW Notes”) of SDW Timber III, LLC issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999 (the “SDW Note Agreement”). The 1999 SDW Notes are secured pursuant to a Pledge Agreement between SDW Timber III, LLC, as pledgor, and The Bank of New York, as collateral agent, pursuant to which the Notes issued under the 1998 Note Agreement (the “1998 Note Agreement”) of Plum Creek Timberlands, L.P. have been pledged to secure the 1999 SDW Notes.

TRANSAMERICA LIFE INSURANCE COMPANY (as Noteholder under the SDW Note Agreement referred to below*)
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY (as Noteholder under the SDW Note Agreement referred to below*)

By:	/s/ Josh Prieskorn
	Name:	Josh Prieskorn
	Title:	Vice President

TRANSAMERICA LIFE INSURANCE COMPANY (as Noteholder under the 1994 Note Purchase Agreement and the 1996 Note Purchase Agreement)
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY (as Noteholder under the 1994 Note Purchase Agreement and the 1996 Note Purchase Agreement)

By:	/s/ Josh Prieskorn
	Name:	Josh Prieskorn
	Title:	Vice President

*	The foregoing consent to the First Omnibus Amendment has been executed by a holder of Series B and/or Series C Senior Notes (collectively the “1999 SDW Notes”) of SDW Timber III, LLC issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999 (the “SDW Note Agreement”). The 1999 SDW Notes are secured pursuant to a Pledge Agreement between SDW Timber III, LLC, as pledgor, and The Bank of New York, as collateral agent, pursuant to which the Notes issued under the 1998 Note Agreement (the “1998 Note Agreement”) of Plum Creek Timberlands, L.P. have been pledged to secure the 1999 SDW Notes.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, successor by merger to Jefferson-Pilot Life Insurance Company (as Noteholder under the 1994 Note Purchase Agreement, the 1996 Note Purchase Agreement, the 2001 Note Purchase Agreement and the 2003 Note Purchase Agreement)

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (as Noteholder under the 2003 Note Purchase Agreement)
LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK (as Noteholder under the 2003 Note Purchase Agreement)

By	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

By:	/s/ Edward J. Brennan
	Name:	Edward J. Brennan
	Title:	Vice President

NEW YORK LIFE INSURANCE COMPANY (as Noteholder under 1996 Note Purchase Agreement, the SDW Note Agreement referred to below* and the 2001 Note Purchase Agreement)

By:	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (as Noteholder under the 1994 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By:	New York Life Investment Management LLC, Its Investment Manager

By:	/s/ Kathleen A. Haberkern
	Name:	Kathleen A. Haberkern
	Title:	Director

*	The foregoing consent to the First Omnibus Amendment has been executed by a holder of Series B and/or Series C Senior Notes (collectively the “1999 SDW Notes”) of SDW Timber III, LLC issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999 (the “SDW Note Agreement”). The 1999 SDW Notes are secured pursuant to a Pledge Agreement between SDW Timber III, LLC, as pledgor, and The Bank of New York, as collateral agent, pursuant to which the Notes issued under the 1998 Note Agreement (the “1998 Note Agreement”) of Plum Creek Timberlands, L.P. have been pledged to secure the 1999 SDW Notes.

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY (as Noteholder under the 1996 Note Purchase Agreement and the SDW Note Agreement referred to below*)
UNUM LIFE INSURANCE COMPANY OF AMERICA (as Noteholder under the 1994 Note Purchase Agreement and the 2001 Note Purchase Agreement)

Severally By:		Provident Investment Management, LLC, their Agent

By:	/s/ Ben Vance
	Name:	Ben Vance
	Title:	Managing Director

*	The foregoing consent to the First Omnibus Amendment has been executed by a holder of Series B and/or Series C Senior Notes (collectively the “1999 SDW Notes”) of SDW Timber III, LLC issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999 (the “SDW Note Agreement”). The 1999 SDW Notes are secured pursuant to a Pledge Agreement between SDW Timber III, LLC, as pledgor, and The Bank of New York, as collateral agent, pursuant to which the Notes issued under the 1998 Note Agreement (the “1998 Note Agreement”) of Plum Creek Timberlands, L.P. have been pledged to secure the 1999 SDW Notes.

PACIFIC LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By:	/s/ Cathy L. Schwartz
	Name:	Cathy L. Schwartz
	Title:	Assistant Vice President

By:	/s/ Peter S. Fiek
	Name:	Peter S. Fiek
	Title:	Assistant Secretary

AXA EQUITABLE LIFE INSURANCE COMPANY (f/k/a/ The Equitable Life Assurance Company of the United States) (as Noteholder under the 1996 Note Purchase Agreement and the 2001 Note Purchase Agreement)

By:	/s/ Jeffrey Hughes
	Name:	Jeffrey Hughes
	Title:	Investment Officer

MONY LIFE INSURANCE COMPANY (as Noteholder under the 1996 Note Purchase Agreement and the 2001 Note Purchase Agreement)

By:	/s/ Jeffrey Hughes
	Name:	Jeffrey Hughes
	Title:	Investment Officer

AXA LIFE AND ANNUITY COMPANY (f/k/a The Equitable of Colorado, Inc.) (as Noteholder under the 1996 Note Purchase Agreement)

By:	/s/ Jeffrey Hughes
	Name:	Jeffrey Hughes
	Title:	Investment Officer

ALLSTATE LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement and the 2003 Note Purchase Agreement)
ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK (as Noteholder under the 2001 Note Purchase Agreement)

By:	/s/ John W. Kunkle
	Name:	John W. Kunkle

By:	/s/ David Puckett
	Name:	David Puckett
Authorized Signatories

THRIVENT FINANCIAL FOR LUTHERANS (as Noteholder under the 2001 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By:	/s/ Patricia Eitrheim
	Name:	Patricia Eitrheim
	Title:	Director

MUTUAL OF OMAHA INSURANCE COMPANY (as Noteholder under the 1994 Note Purchase Agreement)
UNITED OF OMAHA LIFE INSURANCE COMPANY (as Noteholder under the 1994 Note Purchase Agreement and the SDW Note Agreement referred to below*)
COMPANION LIFE INSURANCE COMPANY (as Noteholder under the SDW Note Agreement referred to below*)

By:	/s/ Curtis R. Caldwell
	Name:	Curtis R. Caldwell
	Title:	Senior Vice President and Authorized Signer

*	The foregoing consent to the First Omnibus Amendment has been executed by a holder of Series B and/or Series C Senior Notes (collectively the “1999 SDW Notes”) of SDW Timber III, LLC issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999 (the “SDW Note Agreement”). The 1999 SDW Notes are secured pursuant to a Pledge Agreement between SDW Timber III, LLC, as pledgor, and The Bank of New York, as collateral agent, pursuant to which the Notes issued under the 1998 Note Agreement (the “1998 Note Agreement”) of Plum Creek Timberlands, L.P. have been pledged to secure the 1999 SDW Notes.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (as Noteholder under the 1994 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Elisabeth A. Perenick
		Name:	Elisabeth A. Perenick
		Title:	Managing Director

MASSMUTUAL ASIA LIMITED (as Noteholder under the 2003 Note Purchase Agreement)

By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Elisabeth A. Perenick
		Name:	Elisabeth A. Perenick
		Title:	Managing Director

C.M. LIFE INSURANCE COMPANY (as Noteholder under the 2003 Note Purchase Agreement)

By:	Babson Capital Management LLC as Investment Sub-Adviser

	By:	/s/ Elisabeth A. Perenick
		Name:	Elisabeth A. Perenick
		Title:	Managing Director

JACKSON NATIONAL LIFE INSURANCE COMPANY (as Noteholder under the 1996 Note Purchase Agreement and the 2001 Note Purchase Agreement)

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

	By:	/s/ Luke S. Stifflear
		Name:	Luke S. Stifflear
		Title:	Sr. Managing Director

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK (as Noteholder under the 1996 Note Purchase Agreement)

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company of New York

	By:	/s/ Luke S. Stifflear
		Name:	Luke S. Stifflear
		Title:	Sr. Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (as Noteholder under the 1996 Note Purchase Agreement)

By:	/s/ Timothy S. Collins
	Name:	Timothy S. Collins
Its Authorized Representative

NORTHWEST FARM CREDIT SERVICES, PCA (as Noteholder under the 1994 Note Purchase Agreement)

By:	/s/ Casey Kinzer
	Name:	Casey Kinzer
	Title:	Account Manager

CONNECTICUT GENERAL LIFE INSURANCE COMPANY (as Noteholder under the 1996 Note Purchase Agreement and the 2001 Note Purchase Agreement)

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Lori E. Hopkins
		Name:	Lori E. Hopkins
		Title:	Managing Director

MODERN WOODMEN OF AMERICA (as Noteholder under the 2001 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By:	/s/ Douglas A. Pannier
	Name:	Douglas A. Pannier
	Title:	Portfolio Manager – Private Placements

THE CANADA LIFE ASSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement and the 2003 Note Purchase Agreement)

By:	/s/ Eve Hampton
	Name:	Eve Hampton
	Title:	Vice President, Investments

By:	/s/ Tad Anderson
	Name:	Tad Anderson
	Title:	Assistant Vice President, Investments

CANADA LIFE INSURANCE COMPANY OF AMERICA (as Noteholder under the 2003 Note Purchase Agreement)

By:	/s/ Eve Hampton
	Name:	Eve Hampton
	Title:	Vice President, Investments

By:	/s/ Tad Anderson
	Name:	Tad Anderson
	Title:	Assistant Vice President, Investments

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA (as Noteholder under the 2001 Note Purchase Agreement)
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (as Noteholder under the 2001 Note Purchase Agreement)

By:	/s/ Ellen I. Whittaker
	Name:	Ellen I. Whittaker
	Title:	Senior Director, Private Placements

LIFE INSURANCE COMPANY OF THE SOUTHWEST (as Noteholder under the 2001 Note Purchase Agreement)
NATIONAL LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement)

By:	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Senior Vice President
Sentinel Asset Management

AMERITAS LIFE INSURANCE CORP. (as Noteholder under the 1996 Note Purchase Agreement)

By:	Summit Investment Advisors, Inc., as Agent

	By:	/s/ Andrew S. White
		Name:	Andrew S. White
		Title:	Managing Director – Private Placements

THE UNION CENTRAL LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement)

By:	Summit Investment Advisors, Inc., as Agent

	By:	/s/ Andrew S. White
		Name:	Andrew S. White
		Title:	Managing Director – Private Placements

AVIVA LIFE AND ANNUITY COMPANY (as Noteholder under the 1994 Note Purchase Agreement)
AVIVA LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement)

By:	Aviva Capital Management, Inc., its authorized attorney-in-fact

	By:	/s/ Roger D. Fors
		Name:	Roger D. Fors
		Title:	VP-Private Placements

PRINCIPAL LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement)

By:	Principal Global Investors, LLC, a Delaware limited liability company, its Authorized Signatory

	By:	/s/ Alan P. Kress
		Name:	Alan P. Kress
		Title:	Counsel

	By:	/s/ Christopher J. Henderson
		Name:	Christopher J. Henderson
		Title:	Vice President and Associate General Counsel

THE OHIO NATIONAL LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement)

By:	/s/ Jed R. Martin
	Name:	Jed R. Martin
	Title:	Vice President, Private Placements

MIDLAND NATIONAL LIFE INSURANCE COMPANY (as Noteholder under the 2001 Note Purchase Agreement)

By:	Guggenheim Partners Advisory Company

By:	/s/ Kaitlin Trinh
	Name:	Kaitlin Trinh
	Title:	Director

FARM BUREAU LIFE INSURANCE COMPANY (as Noteholder under the 1994 Note Purchase Agreement)

By:	/s/ Herman L. Riva
	Name:	Herman L. Riva
	Title:	Senior Portfolio Manager

ASSURITY LIFE INSURANCE COMPANY (successor in interest to Security Financial Life Insurance Co.) (as Noteholder under the 2001 Note Purchase Agreement)
ASSURITY LIFE INSURANCE COMPANY (successor in interest to Woodmen Accident and Life Company) (as Noteholder under the SDW Note Agreement referred to below*)

By:	/s/ Victor Weber
	Name:	Victor Weber
	Title:	Senior Director – Investments

*	The foregoing consent to the First Omnibus Amendment has been executed by a holder of Series B and/or Series C Senior Notes (collectively the “1999 SDW Notes”) of SDW Timber III, LLC issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999 (the “SDW Note Agreement”). The 1999 SDW Notes are secured pursuant to a Pledge Agreement between SDW Timber III, LLC, as pledgor, and The Bank of New York, as collateral agent, pursuant to which the Notes issued under the 1998 Note Agreement (the “1998 Note Agreement”) of Plum Creek Timberlands, L.P. have been pledged to secure the 1999 SDW Notes.

SUN LIFE ASSURANCE COMPANY OF CANADA (as Noteholder under the 2001 Note Purchase Agreement)

By	/s/ David Belanger

	Name:	David Belanger
	Title:	Senior Director, Private Fixed Income

By	/s/ Deborah J. Foss

	Name:	Deborah J. Foss
	Title:	Managing Director, Head of Private Debt, Private Fixed Income

Plum Creek Timberlands, L.P.	First Omnibus Amendment

SCHEDULE A

OUTSTANDING AGREEMENTS AND OUTSTANDING NOTES

1.	The Senior Note Agreement dated as of August 1, 1994 (as amended through September 30, 2007) among the Company and each of the institutional investors listed therein, pursuant to which the Company issued its 8.73% Senior Notes due August 1, 2009 (the “1994 Note Agreement”).

2.	The Senior Note Agreement dated as of November 13, 1996 (as amended through September 30, 2007) among the Company and each of the institutional investors listed therein pursuant to which the Company issued its 7.87% Senior Notes, Series B, due November 13, 2008, its 7.97% Senior Notes, Series C, due November 13, 2011 and its 8.05% Senior Notes, Series D, due November 13, 2016 (the “1996 Note Agreement”).

3.	The Senior Note Agreement dated as of November 12, 1998 (as amended through September 30, 2007) among the Company and each of the institutional investors listed therein pursuant to which the Company issued its 7.67% Senior Notes, Series F, due February 12, 2009 and its 7.83% Senior Notes, Series G, due February 12, 2011 (the “1998 Note Agreement”).*

4.	The Senior Note Agreement dated as of October 9, 2001 (as amended through September 30, 2007) among the Company and each of the institutional investors listed therein pursuant to which the Company issued its 7.25% Senior Notes, Series I, due October 1, 2008, its 7.66% Senior Notes, Series J, due October 1, 2011 and its 7.76% Senior Notes, Series K, due October 1, 2013 (the “2001 Note Agreement”).

5.	The Senior Note Agreement dated as of January 22, 2003 (as amended through September 30, 2007) among the Company and each of the institutional investors listed therein pursuant to which the Company issued its 5.48% Senior Notes, Series N, due January 21, 2010 and its 6.18% Senior Notes, Series O, due January 21, 2013 (the “2003 Note Agreement”).

*	The Plum Creek 1998 Series E, F and G Senior Notes (the “1998 PC Notes”) were pledged as collateral under the terms of the Pledge Agreement dated as of February 12, 1999 by and between SDW TIMBER III, LLC, as Pledgor, and THE BANK OF NEW YORK, as Collateral Agent (the “Pledge Agreement”). The Series E Senior Notes have been paid in full. Pursuant to Section 9 (a) of the Pledge Agreement, the Pledgor has authorized the Collateral Agent to exercise any rights of the holder(s) of the 1998 PC Notes (including, but not limited to, the right to consent to amendments to the 1998 Note Agreement) upon its receipt of the approval of the requisite percentage of the holders of the Series A, B and C Senior Notes of SDW Timber III, LLC (the “1999 SDW Notes”) issued under the SDW Timber III, LLC Note Purchase Agreement dated as of February 12, 1999. The requisite percentage of the 1999 SDW Notes necessary to approve such action is equal to the requisite percentage of the 1998 PC Notes necessary to approve such action under the 1998 Note Agreement.

SCHEDULE A

(to First Omnibus Amendment)

Plum Creek Timberlands, L.P.	First Omnibus Amendment

NEGATIVE COVENANTS

6.	Negative Covenants

6A.	Restricted Payments

The Company covenants that it will not and will not permit any Subsidiary to directly or indirectly pay, declare, order, make or set apart any sum for any Restricted Payment, except that the Company may make, pay or set apart during each calendar quarter one or more Restricted Payments if

(i) such Restricted Payments are in an aggregate amount not exceeding the amount by which Available Cash with respect to the immediately preceding calendar quarter exceeds any amount contributed to Available Cash with respect to such immediately preceding calendar quarter by any Subsidiary if and to the extent that the payment of such amount as a dividend or distribution to the Company has not been made and is not at the time permitted by the terms of such Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, provided that in determining Available Cash with respect to such immediately preceding calendar quarter, the Company will include in the amount of the reserves established during such quarter pursuant to clause (b)(iv) of the definition of Available Cash an amount not less than 50% of the aggregate amount of all interest in respect of the Notes and the Other Senior Notes to be paid on the interest payment date immediately following such immediately preceding calendar quarter and the Company will not reduce the amount of the reserves so included, in determining Available Cash for any calendar quarter subsequent to such immediately preceding calendar quarter pursuant to clause (a)(iii) of the definition of Available Cash, unless and until the amount of interest in respect of which such amount has been reserved has in fact been paid; and

(ii) immediately after giving effect to any such proposed action no condition or event shall exist which constitutes an Event of Default or Material Default.

The Company will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except in cash.

6B.	Lien, Indebtedness and Other Restrictions

The Company covenants that it will not, and will not permit any Restricted Subsidiary to:

6B(1)	Liens

Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except

(i) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by paragraph 5E,

EXHIBIT 1

(to First Omnibus Amendment)

Plum Creek Timberlands, L.P.	First Omnibus Amendment

(ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers and materialmen and similar Liens incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by paragraph 5E,

(iii) Liens incurred or deposits made incidental to the conduct of its business or the ownership of its property including, without limitation, (a) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation, (b) deposits to secure insurance, the performance of bids, tenders, contracts, leases, licenses, franchises and statutory obligations, each in the ordinary course of business, and (c) other obligations which were not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use of such property or assets in the operation of its business,

(iv) any attachment or judgment Lien, unless the judgment it secures has not, within 45 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 45 days after expiration of any such stay,

(v) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case, and in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary,

(vi) Liens on property or assets of any Restricted Subsidiary securing obligations of such Restricted Subsidiary owing to the Company or another Restricted Subsidiary,

(vii) any Lien existing prior to the time of acquisition upon any property acquired by the Company or any Restricted Subsidiary after the date of closing through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed upon property at (or within 30 days after) the later of the time of acquisition or the completion of construction by the Company or any Restricted Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that (w) any such Lien does not encumber any other property of the Company or such Restricted Subsidiary, (x) the Debt secured by such Lien is not prohibited by the provisions of paragraph 6B(2), (y) the aggregate principal amount of the Debt secured by any such Lien at no time exceeds 80% of the cost to the Company and its Restricted Subsidiaries of the property subject to such Lien, and (z) the aggregate outstanding principal amount (without duplication) of the Debt secured by all such Liens and the Debt of all Restricted Subsidiaries at no time exceeds five percent (5%) of the book value of Tangible Assets of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter,

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

(viii) Liens on the accounts, rights to payment for goods sold or services rendered that are evidenced by chattel paper or instruments, and rights against Persons who guarantee payment or collection of the foregoing, and on the Company’s inventory and on the proceeds (as defined in the Uniform Commercial Code in any applicable jurisdiction) thereof securing the obligations of the Company under the Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof) permitted by paragraph 6B(2)(iv),

(ix) from and after the time that the Facilities Subsidiary becomes a Restricted Subsidiary, Liens on (x) the accounts, rights to payment for goods sold or services rendered that are evidenced by chattel paper or instruments, and rights against Persons who guarantee payment or collection of the foregoing, of Manufacturing and its Subsidiaries which are Restricted Subsidiaries, (y) the inventory of Manufacturing and its Subsidiaries which are Restricted Subsidiaries, and (z) the proceeds (as defined in the Uniform Commercial Code in any applicable jurisdiction) thereof securing the obligations of Manufacturing and such Restricted Subsidiaries under the Facilities Subsidiary’s Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof) permitted by paragraph 6B(2)(x),

(x) Liens existing on the property or assets of the Company or any Subsidiary on the date of closing and set forth on Exhibit 6B(1)1 hereto, and

(xi) any Lien renewing, extending, refunding or refinancing any Lien permitted by clause (vii) of this paragraph 6B(1), provided that the principal amount secured is not increased and the Lien is not extended to other property and further provided, that the maturity of the Lien is not extended beyond the maturity date of the Debt which, at the time the Lien was initially placed upon the property secured thereby, Responsible Representatives declare would have been the maturity date of Debt customary for the type of asset being financed;

6B(2)	Debt

Create, incur, assume or suffer to exist any Funded or Current Debt, except

(i) Funded Debt represented by the Notes, the Other Senior Notes and the Assumption Agreements,

(ii) Funded Debt which is unsecured and is incurred by the Company to finance the making of capital improvements, expansions and additions to the Company’s property (including Timberlands), plant and equipment, provided that the aggregate outstanding principal amount of such Funded Debt shall at no time exceed $50,000,000,

1	In the case of the 1994 Note Agreement and the 1996 Note Agreement, the reference shall be to “Exhibit D”.

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

(iii) Funded Debt or Current Debt of any Restricted Subsidiary owing to the Company or to a Restricted Subsidiary,

(iv) Funded Debt or Current Debt incurred by the Company pursuant to (a) the Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof, including any refunding or refinancing in an amount in excess of the principal amount then outstanding under the Revolving Credit Facility), or (b) a bank credit facility which is unsecured or is secured by Liens permitted by paragraph 6B(1)(viii), provided that the aggregate outstanding principal amount of all Funded Debt and Current Debt permitted by this clause (iv) shall at no time exceed $50,000,000, and provided, further, that the Company shall not suffer to exist any Funded Debt or Current Debt permitted by this clause (iv) on any day unless there shall have been a period of at least 45 consecutive days within the 12 months immediately preceding such day during which the Company shall have been free from all Funded Debt and Current Debt permitted by this clause (iv),

(v) [reserved],

(vi) [reserved],

(vii) [reserved],

(viii) Funded Debt of the Company or any Restricted Subsidiary secured by a Lien permitted by clause (vii) of paragraph 6B(1), provided that immediately after the acquisition of the property subject to such Lien or upon which such Lien is placed (or, if later, the incurrence of the Debt secured by such Lien), the Company could incur at least $1 of additional Funded Debt or Current Debt pursuant to clause (ix) below,

(ix) Funded Debt or Current Debt of the Company (other than Funded Debt or Current Debt owing to a Restricted Subsidiary) in addition to that otherwise permitted by this paragraph 6B(2), provided that, on the date the Company becomes liable with respect to any such additional Funded Debt or Current Debt and immediately after giving effect thereto and to the concurrent retirement of any other Funded Debt or Current Debt, the ratio of Pro Forma Free Cash Flow to Maximum Pro Forma Annual Interest Charges is not less than 2.25 to 1.0,

(x) from and after the time that the Facilities Subsidiary becomes a Restricted Subsidiary, Debt incurred by Manufacturing or any of its Subsidiaries which is a Restricted Subsidiary pursuant to (a) the Facilities Subsidiary’s Revolving Credit Facility (and any extension, renewal, refunding or refinancing thereof, including any refunding or refinancing in an amount in excess of the principal amount then outstanding under the Facilities Subsidiary’s Revolving Credit Facility) or (b) a bank credit facility which is unsecured or is secured by Liens permitted by paragraph 6B(1)(ix), provided that the aggregate outstanding principal amount of all Debt permitted by this clause (x) shall at no time exceed $20,000,000, and provided, further, that neither Manufacturing nor any

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

of its Subsidiaries which is a Restricted Subsidiary shall suffer to exist any Debt permitted by this clause (x) on any day unless there shall have been a period of at least 45 consecutive days within the 12 months immediately preceding such day during which Manufacturing and such Restricted Subsidiaries shall have been free from all Debt permitted by this clause (x), and

(xi) from and after the time that the Facilities Subsidiary or any Designated Immaterial Subsidiary becomes a Restricted Subsidiary, Debt of the Facilities Subsidiary or any such Designated Immaterial Subsidiary outstanding at the time the Facilities Subsidiary or such Designated Immaterial Subsidiary becomes a Restricted Subsidiary, provided that (a) immediately after the Facilities Subsidiary or any such Designated Immaterial Subsidiary becomes a Restricted Subsidiary, the Company could incur at least $1 of additional Funded Debt or Current Debt pursuant to clause (ix) above (the Facilities Subsidiary or any such Designated Immaterial Subsidiary shall be deemed to be a Restricted Subsidiary for the four consecutive fiscal quarters immediately prior to its becoming a Restricted Subsidiary for purposes of determining Pro Forma Free Cash Flow), and (b) the aggregate amount (without duplication) of such Debt and all other Debt which is secured by Liens and permitted by clause (vii) of paragraph 6B(1) does not violate subclause (z) of the proviso to such clause (vii), provided that notwithstanding any other provision in this paragraph 6B(2), any guarantee issued after the date hereof by the Company of any Funded Debt or Current Debt of any Subsidiary shall be subordinated to the Notes by subordination provisions substantially the same as those contained in paragraph 7I of the Mortgage Note Agreements;

6B(3)	Loans, Advances, Investments and Contingent Liabilities

Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (all of the foregoing, being referred to herein as “Investments”), except that the Company or any Restricted Subsidiary may

(i) [Reserved]

(ii) own, purchase or acquire real or personal property to be used in the ordinary course of its business,

(iii) own, purchase or acquire Investments of the type specified in, and in accordance with the requirements and limitations of, the Investment Policy,

(iv) continue to own Investments owned on the date of closing as set forth on Exhibit 6B(3)2,

2	In the case of the 1994 Note Agreement and the 1996 Note Agreement, the reference shall be to “Exhibit E”.

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

(v) endorse negotiable instruments for collection in the ordinary course of business,

(vi) [reserved],

(vii) make advances in the ordinary course of conducting the business of the Company or any Restricted Subsidiary, including deposits permitted under paragraph 6B(1)(iii), advances to employees for travel, relocation and other employment related expenses, advances to contractors performing services for the Company or such Restricted Subsidiary, advances to owners of timber or timber properties to acquire rights to harvest timber and other similar advances,

(viii) make Investments in Restricted Subsidiaries, or any entity which immediately after such Investment will be a Restricted Subsidiary,

(ix) make Investments (including contributions of property to the capital of Persons in which the Company directly or indirectly holds an equity or other ownership interest) not otherwise permitted by this paragraph 6B(3), provided that the cumulative aggregate amount of such Investments, (calculated at original cost and including (A) the fair market value of property (other than cash invested as of the date of the Investment) as reasonably determined in good faith by the Responsible Representatives at the time such Investment was made and (B) the principal amount of any obligations guaranteed to the extent such guarantees are not otherwise permitted by this paragraph 6B(3)) outstanding from time to time made pursuant to this clause (ix) between the date of closing and any date thereafter shall not exceed (x) in the case of entities engaged solely in a Permitted Business or Permitted Ancillary Business, the greater of $250,000,000 or 60% of the average annual Pro Forma Free Cash Flow for the two fiscal years preceding such date and (y) in the case of all other entities, $50,000,000, and

(x) make Investments in Timberlands Transferees in connection with Timberlands Transactions so long as such Investments are made exclusively by contributing Timberlands or equity interests in Wholly-Owned Subsidiaries that own Timberlands; provided that, in the event the Company or any Restricted Subsidiary receives a distribution of capital in respect of any Timberlands Transferee Preferred Interest in excess of $5,000,000 that reduces the liquidation preference of such Timberlands Transferee Preferred Interest, the Company or such Restricted Subsidiary shall apply 50% of the amount of such distribution to the repayment of Qualified Debt.

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

6B(4)	Sale of Stock and Debt of Subsidiaries

Sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or a Restricted Subsidiary, and except that (i) all equity interests in a Wholly-Owned Subsidiary that owns Timberlands may be transferred to a Timberlands Transferee in connection with a Timberlands Transaction, so long as all Debt of such Wholly-Owned Subsidiary owned by or owed to the Company and its Restricted Subsidiaries is simultaneously sold for cash consideration which represents the fair value thereof at the time of sale, and (ii) all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and its Restricted Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Responsible Representatives of the General Partner) at the time of sale of the shares of stock and Debt so sold; provided that the assets of any such Subsidiary described in either of clause (i) or (ii) do not include any assets which could not be disposed of pursuant to the provisions of paragraph 6B(5) unless the conditions to the sale of such assets set forth in paragraph 6B(5) are complied with, and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and its Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(4));

6B(5)	Merger and Sale of Assets

Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of any assets (other than inventory sold in the ordinary course of business) except that

(i) any Restricted Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving entity) or with any one or more other Restricted Subsidiaries,

(ii) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or a Restricted Subsidiary,

(iii) any Restricted Subsidiary may merge or consolidate with any other entity, provided that, immediately after giving effect to such merger or consolidation, (a) the continuing or surviving entity of such merger or consolidation shall be a solvent corporation or partnership organized under the laws of any state of the United States of America and shall constitute a Restricted Subsidiary, (b) no Event of Default or Material Default shall exist, and (c) following the merger, the entity surviving the merger is not engaged in any business other than a Permitted Business or a Permitted Ancillary Business, provided that, after giving effect on a pro forma basis to such merger or consolidation, the gross revenue contribution of pulp and paper manufacturing activities of the merged or consolidated entity and its Subsidiaries on a consolidated basis for the 12 months preceding such merger or consolidation does not exceed 33% of the total revenues of the Company, or such merged or consolidated entity, as the case may be, and its Subsidiaries on a consolidated basis,

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

(iv) the Company may merge or consolidate with, or sell or dispose of all or substantially all of its assets to, any other entity, provided that (a) either (x) the Company shall be the continuing or surviving entity (in the case of any such merger), or (y) the successor or acquiring entity shall be a solvent corporation or partnership organized under the laws of any state of the United States of America and shall expressly assume in writing all of the obligations of the Company under this Agreement and on the Notes, including all covenants herein and therein contained, and such successor or acquiring corporation or partnership shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, provided, however, that no such sale shall release the Company from any of its obligations and liabilities under this Agreement or the Notes unless such sale is followed by the complete liquidation of the Company and substantially all the assets of the Company immediately following such sale are distributed in such liquidation, and (b) immediately after such merger or consolidation or such sale or other disposition, (x) no Event of Default or Material Default shall exist, (y) the Company could incur at least $1 of additional Funded Debt or Current Debt pursuant to paragraph 6B(2)(ix), and (z) the entity surviving the merger or consolidation or to which such assets have been transferred is not engaged in any business other than a Permitted Business or a Permitted Ancillary Business, provided that, after giving effect on a pro forma basis to such merger, consolidation or sale, the gross revenue contribution of pulp and paper manufacturing activities of the merged or consolidated entity and its Subsidiaries on a consolidated basis for the 12 months preceding such merger, consolidation or sale does not exceed 33% of total revenues of the Company or such merged or consolidated entity, as the case may be, and its Subsidiaries on a consolidated basis,

(v) the Company or any Restricted Subsidiary may (a) sell Designated Acres for the fair value thereof as reasonably determined in good faith by the Responsible Representatives, (b) contribute Designated Acres to the Facilities Subsidiary or any Subsidiary of the Facilities Subsidiary as a capital contribution or (c) contribute or transfer Designated Acres or equity interests in a Wholly-Owned Subsidiary that owns Designated Acres to a Timberlands Transferee in connection with a Timberlands Transaction,

(vi) the Company and its Restricted Subsidiaries may exchange Timberlands with other Persons in the ordinary course of business, provided that (a) the fair value of the Timberlands plus any net cash proceeds received in such exchange is, in the good faith judgment of the Responsible Representatives, not less than the fair value of Timberlands exchanged plus any other consideration paid, (b) such exchange would not materially and adversely affect the business, property or assets, condition or results of operations of the Company and its Restricted Subsidiaries on a consolidated basis or of the Facilities Subsidiary or impair the ability of the Company to perform its obligations hereunder or under the Notes, and (c) any Timberlands so exchanged shall be deemed sold to the extent of cash proceeds received in such exchange and such sales shall be allowed only to the extent otherwise permitted by this paragraph 6B(5),

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

(vii) the Company and its Restricted Subsidiaries may sell properties for not less than the fair value thereof as determined in good faith by the Responsible Representatives, provided that the aggregate net proceeds of such sales in any calendar year do not exceed an amount equal to one percent (1%) of Consolidated Total Assets, determined as of the last day of the immediately preceding calendar year,

(viii) the Company and its Restricted Subsidiaries may otherwise sell properties for cash in an amount not less than the fair value thereof as determined in good faith by the Responsible Representatives or contribute or transfer properties or equity interests in a Wholly-Owned Subsidiary that owns properties to a Timberlands Transferee in connection with a Timberlands Transaction, if and only if (a) immediately after giving effect to such proposed transaction no condition or event shall exist which constitutes an Event of Default or Material Default, (b) not less than 50% of such Net Proceeds of any such transaction (x) are applied, within one year thereafter, to the repayment of Qualified Debt selected by the Company, which, in the case of the Notes, shall be a prepayment pursuant to paragraph 4B3 or 4H4, as applicable, or (y) are applied, within one year after such transaction, to the purchase of productive assets in the same line of business, and (c) immediately after giving effect to such transaction (giving effect on a pro forma basis to any proposed retirement of Qualified Debt out of the proceeds thereof), the Company could incur $1 of additional Funded Debt or Current Debt pursuant to paragraph 6B(2)(ix); provided that, in the case of a Timberlands Transaction, (A) not less than 50% of the Net Proceeds shall be applied as provided in clause (b)(x) above and (B) the Company shall have delivered to each Significant Holder an Officers’ Certificate certifying that (1) the Timberlands Transaction Conditions have been satisfied with respect to such Timberlands Transaction and (2) based on advice from its independent tax advisors, the Company believes that it does not have to record a tax reserve on its financial statements related to the closing of such Timberlands Transaction under FASB Interpretation No. 48; and provided further that, if any such transaction constitutes more than 15% of the Company’s Tangible Assets as of the end of the Company’s most recently ended fiscal quarter, all the unapplied Net Proceeds of such transaction less the amount, if any, of such Net Proceeds to be included in clause (a)(vii) of the definition of “Available Cash” in the calculation thereof for the calendar quarter of the Company in which the transaction occurs shall, within 60 days of receipt thereof, be placed in an escrow or cash collateral account or accounts, pursuant to an agreement or agreements in form and substance reasonably satisfactory to the holders of greater than 50% of the outstanding principal amount of Qualified Debt (which escrow agreement or agreements shall provide for a release from escrow of an amount equal to any additions to Available Cash pursuant to clause (a)(vii) of the definition of “Available Cash” with respect to such sale in calendar quarters of the Company subsequent to the calendar quarter in which such sale occurs), for the purpose of application in accordance with clause (b) above, and

3	In the case of the 1994 Note Agreement, the reference shall be to “paragraph 4A”, and in the case of the 1996 Note Agreement, the reference shall be to “paragraph 4A(2)”.

4	In the case of the 1994 Note Agreement and the 1996 Note Agreement, the reference shall be to “paragraph 4F”, and in the case of the 2001 Note Agreement, the reference shall be to “paragraph 4G”.

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

(ix) the Company and its Restricted Subsidiaries may sell any Investment in a Timberlands Transferee for not less than the fair value thereof as determined in good faith by the Responsible Representatives; provided that the proceeds of any sale or other disposition of any such Investment shall be applied (a) first, to redeem all or any part of the Company Preferred Interest issued in connection with the related Timberlands Transaction and (b) then, to the extent of any remaining proceeds, pursuant to clause (b)(x) of paragraph 6B(5)(viii);

6B(6)	Harvesting Restrictions

In any period, harvest Timber (the term “harvest” and correlative terms shall include, without duplication, both the harvesting activities to be conducted by the Company and sales of Timber to other Persons for current harvesting activities being conducted by such Persons) on the Timberlands then owned directly or indirectly by the Company in excess of the amount set forth for such period in the following table:

Calendar Year	Maximum to be Harvested

4th Quarter, calendar year 2001	1,712 MCCF
Calendar year 2002	6,850 MCCF
Calendar year 2003	8% of Standing Inventory as of January 1
and each calendar year thereafter	of such calendar year

plus, in each calendar year, the lesser of (i) the amount, if any, by which (a) the sum of (x) the cumulative amount set forth in the table above for the years (other than calendar year 2001) preceding such year of determination and (y) 2000 MCCF, exceeds (b) the cumulative amount actually harvested in such years preceding such year of determination or (ii) 8% of Standing Inventory as of January 1 of such calendar year;

unless the net cash proceeds from such excess harvest are either (i) applied, within 180 days after any such excess harvest, to the repayment of Qualified Debt selected by the Company, which, in the case of the Notes, shall be a prepayment pursuant to paragraph 4B5 or (ii) applied, within 180 days after any such excess harvest, to purchase Timber (including Timber on Timberlands purchased) having a fair value (in the good faith judgment of the Responsible Representatives) not less than the fair value of the Timber subject to such excess harvest, provided that, if such excess harvest exceeds 15% of Standing Inventory as of January 1 of such calendar year (and such proceeds are not immediately applied in accordance with clause (i) or (ii) above), all the net proceeds of such excess harvest shall, within 60 days of receipt thereof, be placed in an escrow or cash collateral account or accounts, pursuant to an agreement or agreements in form and substance reasonably satisfactory to the holders of greater than 50% of the outstanding principal amount of Qualified Debt, for the purpose of application in accordance with clause (i) or (ii) above;

5	In the case of the 1994 Note Agreement, the reference shall be to “paragraph 4A”, and in the case of the 1996 Note Agreement, the reference shall be to “paragraph 4A(2)”.

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

6B(7)	Sale and Lease-Back

Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any Restricted Subsidiary, provided that this paragraph 6B(7) shall not apply to any property sold pursuant to clause (vii) of paragraph 6B(5);

6B(8)	Certain Contracts

Enter into or be a party to

(i) any contract providing for the making of loans, advances or capital contributions to any Person or for the purchase of any property from any Person, in each case in order primarily to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

(ii) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, provided that nothing in this clause (ii) shall prevent the Company from (a) entering into take-or-pay contracts in the ordinary course of business with the United States Forest Service, the Bureau of Land Management, the Washington Department of Natural Resources or similar state or federal governmental agencies, or (b) making payments in satisfaction of contracts with such Persons which contracts are deemed by the Responsible Representatives to be disadvantageous to perform, or

(iii) any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

(iv) any contract for the sale or use of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

(v) any other contract which in economic effect, is substantially equivalent to a guarantee except as permitted by the provisions of clauses (i), (v), (vi), (vii), (viii), (ix) or (x) of paragraph 6B(3);

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

6B(9)	Transactions with Affiliates

Directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company’s or such Restricted Subsidiary’s business and upon fair and reasonable terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm’s length transaction at the time from Persons which are not such an Affiliate.

6C.	Conduct of Business

The Company covenants that it will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses or Permitted Ancillary Businesses, except as provided in paragraph 6B(3)(ix)(y). In addition, the Company will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer or otherwise dispose of any of its Timberlands or Timber (collectively, “Timber Properties”) to any Subsidiary of Holding that is principally engaged in a manufacturing business (whether or not at the time they are Restricted Subsidiaries, and herein collectively called the “Manufacturing Entities”) unless such transaction is a transaction permitted under clause (v) or (vii) of paragraph 6B(5), or (ii) invest in or otherwise transfer to any of the Manufacturing Entities the proceeds (“Timber Proceeds”) of the sale or disposition of any such Timber Properties (unless such proceeds are derived from a transaction permitted under clause (v) or (vii) of paragraph 6B(5)). Any Timber Proceeds being used to “purchase productive assets in the same line of business” under the provisions of paragraph 6B(5)(viii) shall not be used for any purpose except for the acquisition of Timber Properties to be owned directly by the Company or a Restricted Subsidiary which is not one of the Manufacturing Entities. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may sell Timber to the Manufacturing Entities in connection with, and in transactions which constitute part of, harvesting activities conducted in accordance with the requirements of paragraph 6B(6). All acquisitions of Timber Properties by Company and its Restricted Subsidiaries shall be made only by the Company directly or indirectly through Restricted Subsidiaries which are not Manufacturing Entities.

6D.	Issuance of Stock by Subsidiaries

The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of its stock or partnership or other ownership interests (other than directors’ qualifying shares) except to the Company or a Restricted Subsidiary and except to the extent that holders of minority interests may be entitled to purchase stock by reason of preemptive rights.

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

OTHER TERMS

10B. Other Terms

“Affiliate” shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Restricted Subsidiary. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise, provided that rights to approve major decisions of a Timberlands Transferee customarily granted to holders of preferred equity in a corporation or other entity shall not be deemed to constitute the power to direct management or policies of such corporation or entity.

“Agreement of Merger” shall mean the Agreement and Plan of Merger, dated as of July 18, 2000, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 12, 2001 among the Corporation (the owner of 100% of the limited partnership interests in Company), Georgia-Pacific Corporation and six wholly-owned subsidiaries of Georgia-Pacific Corporation.

“Asset Sales” means any sale or disposition of properties of the Company or any of its Subsidiaries (other than (i) inventory in the ordinary course of business or (ii) any Investment in a Timberlands Transferee to the extent the related proceeds are applied as provided in paragraph 6B(5)(ix)).

“Assumption Agreements” shall mean those certain Assumption Agreements, dated as of October 9, 2001, executed as contemplated by (and in substantially the form designated as Exhibit 3H to) this Agreement, together with any Future Southern Timber Assumption Agreements or any Assumption Agreements executed by the Mississippi Subsidiary or any other Restricted Subsidiary in substantially the form of Exhibit 3H attached hereto.6

“Available Cash” shall mean, with respect to any calendar quarter

(a) the sum of:

(i) the Company’s net income (or net loss) (excluding gain on the sale of any Capital Asset) for such quarter,

(ii) the amount of depletion, depreciation, amortization and other noncash charges utilized in determining net income of the Company for such quarter,

6	In the case of the 1994 Note Agreement, the 1996 Note Agreement and the 1998 Note Agreement the definition of “Assumption Agreement” shall read as follows:

“Assumption Agreements” shall mean those certain Assumption Agreements, dated as of October 9, 2001, executed as contemplated by (and in substantially the form designated as Exhibit 3H to) the 2001 Senior Note Agreements, together with any Future Southern Timber Assumption Agreements or any Assumption Agreements executed by the Mississippi Subsidiary or any other Restricted Subsidiary in substantially the form of Exhibit 3H attached thereto.

EXHIBIT 2

(to First Omnibus Amendment)

Plum Creek Timberlands, L.P.	First Omnibus Amendment

(iii) the amount of any reduction in reserves of the Company of the types referred to in clause (b)(iv) below,

(iv) proceeds received (A) by the Company from the sale of Designated Acres or (B) by the Company or a Restricted Subsidiary from a Timberlands Transaction consisting of Designated Acres; provided that in the case of a Timberlands Transaction comprised of both Designated Acres and other Timberlands, such proceeds shall only include that portion of total proceeds that represents the value of the Designated Acres,

(v) any Cash from Capital Transactions received by the Company during such quarter in specific contemplation that such Cash from Capital Transactions will be used to refund or refinance any payment of Debt of the type specified in clause (b)(i) below which was made in either of the two immediately preceding quarters,

(vi) (A) with respect to the calendar quarter ended September 30, 2001 only, $140,000,000 and (B) other Cash from Capital Transactions received by the Company during the relevant quarter up to an aggregate amount equal to $200,000,000 for all calendar quarters, commencing with the calendar quarter that ended March 31, 2002, less the aggregate of other amounts of such $200,000,000 utilized in the calculation of Available Cash for previous calendar quarters, and

(vii) without duplication in respect of clauses (a)(v) and (a)(vi) above, in the event of any Asset Sale or Timberlands Transaction, an amount equal to that portion of the Net Proceeds received from such sale or transaction that was applied to the repayment of the Qualified Debt in accordance with paragraph 6B(5)(viii) but not to exceed an amount equal to 50% of the Net Proceeds received from such sale or transaction; provided, that, the cumulative increase to Available Cash pursuant to this clause (a)(vii) (after giving effect to any current increase in respect thereof) with respect to any Asset Sale or Timberlands Transaction shall not exceed, in any event, an amount equal to the Net Proceeds from such Asset Sale or Timberlands Transaction less the cumulative amount of such Net Proceeds applied to the repayment of Qualified Debt and to the purchase of productive assets in accordance with paragraph 6B(5)(viii);

less (b) the sum of:

(i) all payments of principal on Debt made by the Company in such quarter (excluding any payments of principal on Debt made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters),

(ii) capital expenditures made by the Company during such quarter (excluding any capital expenditures for such quarter made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

Transactions remains available, received by the Company during the four immediately preceding quarters, and capital expenditures which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter),

(iii) the amount of any capital expenditures made by the Company in a prior quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter,

(iv) the amount of any reserves of the Company established during such quarter which are necessary or appropriate (A) to provide funds for the future payment of items of the types specified in clauses (b)(i) and (b)(ii) above, (B) to provide additional working capital, (C) to provide funds for cash distributions with respect to any one or more of the next four quarters, or (D) to provide funds for the future payment of interest in an amount equal to the interest to be accrued in the next quarter,

(v) the amount of any noncash items of income utilized in determining net income of the Company for such quarter,

(vi) the amount of any Investments in the form of cash or cash equivalents (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Company during such quarter pursuant to clause (viii) or (ix) of paragraph 6B(3) (or in the case of any Subsidiary, Investments in the form of cash or cash equivalents (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar type) to the extent not included in capital expenditures or payments on principal on Debt made by the Company during such quarter (excluding any such Investments for such quarter made with Cash from Capital Transactions received by the Company during such quarter or, to the extent such Cash from Capital Transactions remains available, received by the Company during the four immediately preceding quarters, and Investments which the General Partner reasonably anticipates will be financed with Cash from Capital Transactions within 90 days from the end of such quarter and (B) the Investments made pursuant to the Merger-Related Contributions), and

(vii) the amount of any Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) made by the Company in a prior quarter pursuant to clause (viii) or (ix) of paragraph 6B(3) (or in the case of any Subsidiary, Investments (other than guarantees, contingent liabilities or endorsements, except to the extent payments are actually made under such guarantees, contingent liabilities or endorsements) of similar type) to the extent not included in capital expenditures made by the Company during such quarter which was anticipated would be financed from Cash from Capital Transactions but which have not been financed from such source within 90 days from the end of such quarter, other than any Investments made pursuant to the Merger-Related Contributions.

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

Notwithstanding the foregoing, “Available Cash” shall not take into account any reductions in reserves or disbursements made or reserves established after commencement of the dissolution and liquidation of the Company. In determining “Available Cash”, (i) all items under clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above and all items under clauses (b)(i), (ii), (iii), (iv), (v), (vi) and (vii) above shall be (A) calculated on a consolidated basis with any Subsidiary of the Company whose income is accounted for on a consolidated basis with the Company and (B) calculated on a consolidated basis with any other Person in which the Company directly or indirectly holds an equity or other ownership interest, and, in accordance therewith, “Available Cash” shall include a percentage of each such item of each such Subsidiary or such other Person equal to the Company’s percentage ownership interest in such Subsidiary or such other Person, provided, however, that the items under clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above shall only be included in Available Cash to the extent that the Company determines such amount to be legally available for dividends or distributions to the Company or a Subsidiary by such Subsidiary, and with respect to dividends or distributions to the Company or a Subsidiary by such other Person, that such dividends or distributions have been paid to the Company or such Subsidiary; (ii) the amount of net income and the amount of depletion, depreciation, amortization and other noncash charges, utilized in determining net income shall be determined in accordance with generally accepted accounting principles; (iii) the net income of any Subsidiary or other Person in which the Company directly or indirectly holds an equity or other ownership interest shall be determined on an after-tax basis; (iv) the amount of any reductions in, or additions to, reserves for purposes of clauses (a)(iii) and (b)(iv) above shall be determined in the Company’s reasonable good faith judgment; and (v) any determination of whether any capital expenditures or investments are financed, or anticipated to be financed, with Cash from Capital Transactions for purposes of clause (b)(ii) or (b)(vi) above shall be made in the Company’s reasonable good faith judgment.

Subject to the immediately succeeding sentence, any increase to Available Cash pursuant to clause (a)(vii) above shall be made in the calendar quarter in which Qualified Debt is repaid in accordance with such clause (irrespective of the calendar quarter in which the Asset Sale occurred). Notwithstanding the foregoing, the item under clause (a)(vii) above shall only be included in the calculation of Available Cash if (A) the Company has delivered to the Noteholders an Officers’ Certificate demonstrating (with computations in reasonable detail) compliance by the Company with the provisions of clause (B) below for the calendar quarter in which the payment of Qualified Debt in accordance with clause (a)(vii) above is made, and (B) the ratio of Pro Forma Free Cash Flow to Maximum Pro Forma Annual Interest Charges as of the last day of such calendar quarter is not less than 2.50:1.0.

“Bank of America Revolving Credit Agreement” shall mean the revolving credit agreements between the Company, Bank of America, N.A., as Administrative Agent, and certain other lenders pursuant to which the lenders thereunder provide credit facilities to the Company in an aggregate principal amount not to exceed $600,000,000 and any extension, renewal,

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

restatement, refunding or refinancing thereof, provided that such renewal, refunding or refinancing shall not contain terms which are any materially less favorable to the holders of the Notes.

“Bankruptcy Law” shall have the meaning specified in clause (viii) of paragraph 7A.

“Board Foot” shall mean a unit of measurement one foot square and one inch thick.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Seattle, Washington are authorized or required by law, regulation or executive order to be closed.

“Capital Asset” shall mean any asset on the Company’s or any Subsidiary’s balance sheet, as the case may be, other than inventory, accounts receivable or any other current asset and assets disposed of in connection with normal retirements or replacements.

“Capital Lease Obligation” shall mean, with respect to any Person, any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

“Capital Transaction” shall mean (i) borrowings and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Company, (ii) sales of equity interests by the Corporation the proceeds of which are contributed to the Company, (iii) cash contributed to the Company by a Company Preferred Limited Partner in respect of a Company Preferred Interest issued as part of a Timberlands Transaction and (iv) sales or other voluntary or involuntary dispositions of any assets of the Company (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Company provided, that in determining Cash from Capital Transactions, items (i), (ii), (iii) and (iv) above shall include, with respect to each Subsidiary of the Company whose income is accounted for on a consolidated basis with the Company, a percentage of each such item of such Subsidiary equal to the Company’s percentage ownership interest in such Subsidiary.

“Cash from Capital Transactions” shall mean at any date, such amounts of cash as are determined by the General Partner to be cash made available to the Company from or by reason of a Capital Transaction.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company’s Knowledge” or “Company’s knowledge” shall mean the actual knowledge of the persons holding the following offices: President, Chief Executive Officer, any Executive Vice President, Chief Financial Officer, General Counsel, Secretary, Vice President—Human Resources, and Environmental Engineer and any successor to the offices and officers, such persons being the principal persons employed by the Company ultimately responsible for environmental operations and compliance, ERISA and legal matters relating to the Company.

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

“Company Preferred Interests” is defined in the definition of “Timberlands Transaction” in this paragraph 10B.

“Company Preferred Limited Partner” is defined in the definition of “Timberlands Transaction” in this paragraph 10B.

“Consolidated Funded Debt” shall mean, without duplication, any Debt of the Company and its Subsidiaries whether current or long-term, for borrowed money and which Debt bears interest, but excluding Debt (w) of a Subsidiary to another Subsidiary or to the Company, (x) of the Company to a Subsidiary, (y) of the Company or its Subsidiaries that is non-recourse to the Company or its Subsidiaries or their respective assets, and (z) of the Company or its Subsidiaries that is secured by collateral in an amount equal to at least 95% of the outstanding principal balance thereof.

“Consolidated Total Assets” shall mean the total amount of all the assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Corporation” shall mean Plum Creek Timber Company, Inc., a Delaware corporation, and its successors.

A “Cunit” is equal to 100 cubic feet of wood. For purposes of conversion of Timber in the Company’s northwest region, one MMBF shall equal 2.1 MCCF.

“Current Debt” shall mean, without duplication, any Debt payable on demand or within a period of one year from the date of the creation thereof, provided that any Debt shall be treated as Funded Debt, regardless of its term, if such Debt is renewable at the option of the obligor pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such Debt, or may be payable out of the proceeds of similar Debt pursuant to the terms of such Debt or of any such agreement.

“Debt” shall mean, as to any Person, as of any date of determination, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any Lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized, (v) lease obligations of such Person under leases which have a term (including any option to renew exercisable at the discretion of the lessee thereunder) longer than 10 years, (vi) obligations payable out of the proceeds of production from property of such Person, even though such Person has not assumed or become liable for the

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

payment thereof, and (vii) any obligations of any other Person of the type described in the above clauses (i) through and including (vi), inclusive, which are guaranteed by such Person or in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

“Default” shall mean an event or condition, the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Designated Acres” shall mean up to an aggregate 800,000 acres owned by the Company which (based on the good faith determination of the Responsible Representatives that such acres have at the time such determination is made a higher value as recreational, residential, grazing or agricultural property than for timber production) may be reasonably designated by the General Partner at the time of the sale thereof as constituting Designated Acres (such aggregate number of acres to be determined over the term of existence of this Agreement). The maximum number of Designated Acres as set forth above shall be adjusted from time to time as follows: (i) upon any acquisition of Timberlands made after September 30, 2002, the maximum number of Designated Acres shall be increased by an amount equal to five percent (5%) of the aggregate acreage of Timberlands so acquired, and (ii) upon any disposition or sale of Timberlands (other than a sale of Designated Acres) made after September 30, 2002, the maximum number of Designated Acres shall be decreased by an amount equal to five percent (5%) of the aggregate acreage of Timberlands so disposed or sold, provided, however, in no event may the number of Designated Acres be decreased below the number of Designated Acres previously sold as Designated Acres.

“Designated Acres Amount” shall mean the net cash proceeds received during the applicable Measurement Period by the Company and its Restricted Subsidiaries from the sale or transfer of Designated Acres in an amount not in excess of (a) if the Company has an Investment Grade Rating on each day of the applicable Measurement Period, the net cash proceeds from the sale during such Measurement Period of not more than 87,450 Designated Acres, provided that for purposes of calculating Pro Forma Free Cash Flow pursuant to paragraph 6B(2)(ix), if after giving effect to the incurrence of Consolidated Funded Debt pursuant to such paragraph and to the concurrent retirement of any other Consolidated Funded Debt, the Maximum Leverage Ratio would exceed 65%, then the Designated Acres Amount for purposes of incurrence of such Consolidated Funded Debt shall not exceed $80,000,000; and (b) if the Company does not have an Investment Grade Rating on any day during the applicable Measurement Period, $80,000,000.

“Designated Immaterial Subsidiary” shall mean any entity which would otherwise be a Restricted Subsidiary and which at any time is designated by the Company as a Designated Immaterial Subsidiary, provided that no such designation of any entity as a Designated

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

Immaterial Subsidiary shall be effective unless (i) at the time of such designation, such entity does not own any shares of stock or Debt of any Restricted Subsidiary which is not simultaneously being designated as a Designated Immaterial Subsidiary, (ii) immediately after giving effect to such designation, (a) the Company could incur at least $1 of additional Funded Debt or Current Debt pursuant to clause (ix) of paragraph 6B(2), and (b) no condition or event shall exist which constitutes an Event of Default or Material Default, (iii) the Company is permitted to make the Investment in such entity resulting from such designation pursuant to, and within the limitations specified in, clause (ix) of paragraph 6B(3), treating the aggregate book value (including equity in retained earnings) of the Investments of the Company and its Subsidiaries in such entity immediately prior to such designation as the cost of such Investment, and provided, further, that if at any time all Designated Immaterial Subsidiaries on a consolidated basis would be a “significant subsidiary” (assuming the Company is the registrant) within the meaning of Regulation S-X (17 CFR Part 210) the Company shall designate one or more Designated Immaterial Subsidiaries which are directly owned by the Company and its Restricted Subsidiaries as Restricted Subsidiaries such that the condition in this proviso is no longer applicable and the entities so designated shall no longer be Designated Immaterial Subsidiaries. Any entity which has been designated a Designated Immaterial Subsidiary shall not thereafter become a Restricted Subsidiary except pursuant to a designation required by the last proviso in the preceding sentence, and any Designated Immaterial Subsidiary which has been designated a Restricted Subsidiary pursuant to the last proviso of the preceding sentence shall not thereafter be redesignated as a Designated Immaterial Subsidiary.

“8.73% Senior Note Agreements” shall mean the Note Agreements, dated as of August 1, 1994 and amended as of October 15, 1995, May 31, 1996, April 15, 1997, January 15, 1999, October 5, 2001, December 19, 2002 and September 30, 2007 providing for the issuance and sale by the Company of its 8.73% Senior Notes to the purchasers listed in the schedule of purchasers attached thereto.

“8.73% Senior Notes” shall mean the 8.73% Senior Notes due August 1, 2009 of the Company issued and sold pursuant to the 8.73% Senior Note Agreements.

“11-1/8% Senior Note Agreements” shall mean the Note Agreements, dated as of May 31, 1989 and amended as of January 1, 1991, April 22, 1993, September 1, 1993, May 20, 1994, May 31, 1996, April 15, 1997, January 15, 1999, October 5, 2001 and December 19, 2002 providing for the issuance and sale by the Company of its 11-1/8% Senior Notes to the purchasers listed in the schedule of purchasers attached thereto.

“11-1/8% Senior Notes” shall mean the 11-1/8% Senior Notes due June 8, 2007 of the Company issued and sold pursuant to the 11-1/8% Senior Note Agreements.

“Environmental Laws” shall mean federal, state, local and foreign laws, rules or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

2-8

Plum Creek Timberlands, L.P.	First Omnibus Amendment

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Facilities Operating Subsidiaries” shall mean Marketing, Holding and the New Subsidiaries and “Facilities Operating Subsidiary” shall mean one of them.

“Facilities Subsidiary” shall mean, collectively, Manufacturing, Marketing, Holding, the New Subsidiaries and any other Subsidiary of Manufacturing.

“Facilities Subsidiary’s Facility” shall mean any facility pursuant to which Manufacturing may incur Debt for purposes of making capital improvements, additions to, or expansions of, property, plant and equipment of the Facilities Subsidiary or its Subsidiaries which are Restricted Subsidiaries.

“Facilities Subsidiary’s Revolving Credit Facility” shall mean any facility pursuant to which Manufacturing or any of its Subsidiaries which is a Restricted Subsidiary may obtain revolving credit, takedown credit, the issuance of standby and payment letters of credit and backup for the issuance of commercial paper.

“5.31% Senior Notes” shall mean the Company’s 5.31% Senior Notes due September 17, 2007, in the original principal amount of $25,000,000.

“Floating Rate Interest Payment Date” means the last day of each Floating Rate Interest Period.

“Floating Rate Interest Period” means, with respect to each Floating Rate Note, for the first Floating Rate Interest Period, the period commencing on the date of closing for such Floating Rate Note and ending on April 21, 2003, and for each other Floating Rate Interest Period, the period commencing on the last day of the immediately preceding Floating Rate Interest Period, and ending three months thereafter; provided that (a) if a Floating Rate Interest Period would otherwise end on a day that is not a LIBOR Business Day, such Floating Rate Interest Period shall end on the next succeeding LIBOR Business Day, unless that day falls in the next calendar month, in which case the Floating Rate Interest Period shall end on the first preceding day that is a LIBOR Business Day, (b) no Floating Rate Interest Period with respect to any such Floating Rate Note shall extend beyond the maturity date for such Floating Rate Note and (c) the interest rate applicable to such Floating Rate Interest Period shall accrue from and including the first day of such Floating Rate Interest Period to, but excluding, the last day thereof.

“Floating Rate Note” means each Floating Rate Series L Senior Note.

2-9

Plum Creek Timberlands, L.P.	First Omnibus Amendment

“Funded Debt” shall mean, without duplication, any Debt payable more than one year from the date of the creation thereof.

“Future Southern Timber Assumption Agreement” means any assumption agreement that is contemplated by paragraph 2, clause (b)(ii) of the Southern Timber Assumption Agreement.

“General Partner” shall mean Plum Creek Timber I, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns as General Partner of the Company.

“Guarantee” shall mean the guarantee in paragraph 7 of the Mortgage Note Agreements.

“Holding” shall mean Plum Creek Manufacturing Holding Company, Inc., a Delaware corporation.

“Interest Payment Date” shall mean each date on which interest on a Note is required to be paid (whether at maturity, upon notice of prepayment or otherwise).

“Investment Grade Rating” means a rating assigned to long term senior unsecured Consolidated Funded Debt of the Company by at least one Nationally Recognized Rating Agency of (a) in the case of Moody’s Investors Service, Inc., “Baa3” or better, (b) in the case of Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., “BBB-” or better, (c) in the case of Fitch/BCA Duff & Phelps Ltd., “BBB-” or better or (d) in the case of DBRS, “BBB (low)” or better; provided, that (x) if there are two ratings for such Debt, the lower rating shall be determinative and (y) if there are more than two ratings for such Debt, the second lowest rating shall be determinative.

“Investment Policy” shall mean the Corporate Investment Policy of the Company, as it exists on April 5, 1993 and as attached hereto as Schedule 10B(1).

“Investments” shall have the meaning specified in paragraph 6B(3).

“LIBOR Business Day” means any Business Day on which dealings are carried out in the London interbank market.

“LIBOR” means, for each Floating Rate Interest Period, (a) the LIBOR Index Rate for such Floating Rate Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, with respect to any Floating Rate Interest Period, an interest rate per annum equal to the London Interbank Offered Rate for such Floating Rate Interest Period, as published or announced two (2) LIBOR Business Days prior to the commencement of such Floating Rate Interest Period in the Money Rates Section of The Wall Street Journal, or (if the London Interbank Offered Rate for such Floating Rate Interest Period is not so published or announced as such time) interpolated from publications or announcements in The Wall Street Journal for the London Interbank Offered Rates for the periods of time closest to such Floating Rate Interest Period or, in the event The Wall Street Journal ceases for any reason to publish or announce such rate of interest, any other source selected by the holders of a majority in principal amount of the Floating Rate Notes. “LIBOR Index Rate” means, for any Floating Rate Interest

2-10

Plum Creek Timberlands, L.P.	First Omnibus Amendment

Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for the deposits in U.S. dollars for a period equal to such Floating Rate Interest Period which appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two (2) LIBOR Business Days before the commencement of such Floating Rate Interest Period. “Reuters Screen LIBO Page” means the display designated as the “LIBO” page on Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. dollar deposits).

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

“Louisiana Subsidiary” means Plum Creek Southern Timber, L.L.C., a Delaware limited liability company.

“Manufacturing” shall mean Plum Creek Manufacturing, L.P., a Delaware limited partnership.

“Marketing” shall mean Plum Creek Marketing, Inc., a Delaware corporation.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, condition (financial or other), assets or properties of the Company or of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Material Default” shall mean any continuing Default as to which a written notice of such Default (which notice has not been rescinded) shall have been received by the Company or the General Partner from any holder of any Note, or any continuing Event of Default.

“Maximum Leverage Ratio” shall mean, at any date of determination, a quotient, expressed as a percentage, the numerator of which shall be the total Consolidated Funded Debt of the Company and its Subsidiaries on a consolidated basis as of such date and the denominator of which shall be the net worth of the Company and its Subsidiaries on a consolidated basis plus the total Consolidated Funded Debt of the Company and its Subsidiaries on a consolidated basis as of such date.

“Maximum Pro Forma Annual Interest Charges” shall mean, as of any date, the highest total amount payable during any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such date occurs and ending with the fiscal quarter in which October 1, 2013 occurs, by the Company and its Restricted Subsidiaries on a consolidated basis, after eliminating all intercompany transactions, in respect of interest charges ((a) including

2-11

Plum Creek Timberlands, L.P.	First Omnibus Amendment

amortization of debt discount and expense and imputed interest on Capital Lease Obligations and on other obligations included in Debt which do not have stated interest, (b) assuming, in the case of fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, and (c) treating the principal amount of all Debt outstanding as of such date under a revolving credit or similar agreement as maturing and becoming due and payable on the scheduled maturity date thereof, without regard to any provision permitting such maturity date to be extended) on all Debt of the Company and its Restricted Subsidiaries outstanding on such date (including, to the extent not already included, all other Debt outstanding on such date which is guaranteed or in effect guaranteed by the Company or any Restricted Subsidiaries), after giving effect to any Debt proposed to be created on such date and to the concurrent retirement of any other Debt.

“Measurement Period” is defined in the definition of “Pro Forma Free Cash Flow” in this paragraph 10B.

“Merger” shall mean the merger of certain subsidiaries of Georgia-Pacific Corporation with and into the Corporation, as described in the Agreement of Merger.

“Merger-Related Contributions” shall mean the contributions of the stock of Plum Creek Investment Company and Highland Resources Inc. by the Company to a Facilities Subsidiary and the contribution of certain Timberlands not in excess of 1.1 million acres in the aggregate located in the states of Mississippi and Louisiana and acquired in connection with the Merger to the Mississippi Subsidiary and Louisiana Subsidiary.

“Mississippi Subsidiary” means Plum Creek South Central Timberlands, L.L.C., a Delaware limited liability company.

“MCCF” shall mean one thousand Cunits.

“MMBF” shall mean one million Board Feet.

“Mortgage Note Agreements” shall mean the Note Agreements, dated as of May 31, 1989 and amended as of January 1, 1991, April 22, 1993, September 1, 1993, May 20, 1994, June 15, 1995, May 31, 1996, April 15, 1997, January 15, 1999, October 5, 2001 and December 19, 2002 providing for the issuance and sale of $160,000,000 original aggregate principal amount of the 11-1/8% First Mortgage Notes of the Facilities Subsidiary to the purchasers listed in the schedule of purchasers attached thereto.

“Mortgage Notes” shall mean the 11-1/8% First Mortgage Notes of the Facilities Subsidiary issued and sold pursuant to the Mortgage Note Agreements.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001 (a)(3) of ERISA).

“Nationally Recognized Rating Agency” shall mean Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., Fitch/BCA Duff & Phelps Ltd. or DBRS.

2-12

Plum Creek Timberlands, L.P.	First Omnibus Amendment

“Net Proceeds” means proceeds in cash as and when received by the Person making a sale of property or by the Company in respect of a Company Preferred Interest issued in connection with a Timberlands Transaction, net of: (a) the direct costs relating to such sale or transaction excluding amounts payable to the Company, any Affiliate of the Company or any other Person in which the Company holds an equity or other ownership interest, (b) sale, use or other transaction taxes paid or payable as a result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Debt secured by a Lien on the asset which is the subject of such disposition.

“New Subsidiaries” shall mean Plum Creek Northwest Lumber Company, Inc., a Delaware corporation, Plum Creek Northwest Plywood Company, Inc., a Delaware corporation, Plum Creek MDF Company, Inc., a Delaware corporation, and Plum Creek Southern Lumber, Inc., a Delaware corporation, and “New Subsidiary” shall mean one of them.

“1934 Act Reports” is defined in paragraph 8F(b).

“Officers’ Certificate” shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers’ Certificate of such general partner hereunder.

“Other Senior Notes” shall mean, with respect to each of the separate private placement Note Agreements dated as of August 1, 1994, November 13, 1996, November 12, 1998, October 9, 2001 and January 22, 2003, the definition of “Other Senior Notes” as set forth in such Note Agreement, as applicable, immediately prior to the effective date of that certain First Omnibus Amendment dated as of August 18, 2008.

“Partnership Agreement” shall mean the Agreement of Limited Partnership of the Company, as in effect at the date of closing, and as the same may, from time to time, be amended, modified or supplemented in accordance with the terms thereof.7

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any governmental authority succeeding to any of its functions.

“Permitted Ancillary Business” means the ownership, development, management and sale of property owned or previously owned by the Company or a Restricted Subsidiary that, based on the good faith determination of the Responsible Representatives at the time of determination, has a higher value as recreational, residential, grazing or agricultural property than for timber production.

7	In the case of the 1994 Note Agreement, the 1996 Note Agreement and the 1998 Note Agreement the definition of “Partnership Agreement” shall read as follows:

“Partnership Agreement” shall mean the Agreement of Limited Partnership of the Company, as in effect at the time of and after giving effect to the Merger, and as the same may, from time to time, be amended, modified or supplemented in accordance with the terms thereof.

2-13

Plum Creek Timberlands, L.P.	First Omnibus Amendment

“Permitted Business” shall mean any business engaged in by the Company or the Facilities Subsidiary immediately following the Merger, pulp and paper manufacturing, acquiring, selling and managing timberlands and related assets for a fee for third Persons, and any business substantially similar or related to any such business.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company and a government or any department or agency thereof.

“Plan” shall mean an “employee benefit plan” (as defined in section 3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company, any of its Subsidiaries or any Related Person or with respect to which the Company, any of its Subsidiaries or any Related Person may have any liability.

“Private Placement Notes” shall mean, as of any date of determination hereunder, the notes of the Company then outstanding pursuant to the separate private placement Note Agreements dated as of August 1, 1994, November 13, 1996, November 12, 1998, October 9, 2001 and January 22, 2003.

“Pro Forma Free Cash Flow” shall mean as of any date (i) net income of the Company and its Restricted Subsidiaries on a consolidated basis (excluding (a) gain on the sale of any Capital Asset, (b) noncash items of income, and (c) any distributions or other income received from, or equity of the Company or any Restricted Subsidiary in the earnings of, any entity which is not a Restricted Subsidiary) for the period of four consecutive fiscal quarters immediately prior to such date (such period of four consecutive fiscal quarters being the “Measurement Period”), determined in accordance with generally accepted accounting principles plus depreciation, depletion, amortization and other noncash charges, interest expense on Debt, provision for income taxes and the Designated Acres Amount, minus (ii) capital expenditures made by the Company and its Restricted Subsidiaries during the Measurement Period, to maintain their respective operations, provided, however, if (A) the Company or a Restricted Subsidiary is acquiring a Restricted Subsidiary or assets and (B) Pro Forma Free Cash Flow is being determined in connection therewith, such Restricted Subsidiary shall be considered to have been a Restricted Subsidiary during the entire Measurement Period and such assets shall be considered to have been owned by the Company during the entire Measurement Period if net income attributable to such Restricted Subsidiary or such assets (as the case may be) for the entire Measurement Period is readily determinable; further provided, however, that the portion of Pro Forma Free Cash Flow allocable to such Restricted Subsidiary or assets shall be reduced on a pro rata basis to the extent Timber has been harvested by such Restricted Subsidiary or from such assets during the Measurement Period at a rate greater than the rate at which the Company has harvested Timber from its Timberlands during the Measurement Period; and finally provided, however, if Pro Forma Free Cash Flow is being determined for any Measurement Period and a Restricted Subsidiary or assets have been sold or otherwise disposed of at any time during such Measurement Period by the Company or any Restricted Subsidiary, such Restricted Subsidiary

2-14

Plum Creek Timberlands, L.P.	First Omnibus Amendment

shall not be considered to have been a Restricted Subsidiary during any part of such Measurement Period and such assets shall not be considered to have been owned by the Company during any part of such Measurement Period. Notwithstanding the provisos to the immediately preceding sentence, the effect of any acquisition or sale or other disposition of any Restricted Subsidiary or assets during any Measurement Period shall not be taken into account in such Measurement Period on a pro forma basis unless the value of such Restricted Subsidiary or assets exceeds $50,000,000.

“Qualified Debt” shall mean, as to the Company, as of any date of determination, without duplication, all outstanding indebtedness of the Company for borrowed money, including, without limitation, Debt represented by the Private Placement Notes, but excluding any (a) Debt owed to a Subsidiary, (b) Debt that is non-recourse to the Company or (c) Debt that by its terms is subordinated in right of payment to the Debt represented by the Private Placement Notes.

“Ratable Portion” means for any Private Placement Note and with respect to any Timberlands Transaction, an amount equal to the product of (x) 50% of the Net Proceeds from such Timberlands Transaction, multiplied by (y) a fraction the numerator of which is the aggregate principal amount of such Private Placement Note then outstanding and the denominator of which is the aggregate principal amount of Qualified Debt then outstanding. For purposes of calculating the Ratable Portion in the case of the first Timberlands Transaction, the $100,000,000 aggregate principal amount of Private Placement Notes due October 1, 2008 and November 13, 2008 shall be deemed to have been paid with the Net Proceeds of such Timberlands Transaction if such transaction shall occur on or prior to December 13, 2008 and shall be deducted from the aggregate principal amount of Private Placement Notes which the Company would otherwise offer to prepay.

“Related Person” shall mean, as of any date of determination, any trade or business, whether or not incorporated, which, together with the Company or any of its Subsidiaries, is treated as a single employer under section 414(b) or (c) of the Code or the regulations promulgated thereunder.

“Required Holder(s)” shall mean the holder or holders of greater than 50% of the aggregate principal amount of the Notes from time to time outstanding; provided that, with respect to the notes issued under that certain private placement Note Agreement dated as of August 1, 1994, “Required Holder(s)” shall mean for the purpose of paragraph 11C thereto the holder or holders of at least 55% of the aggregate principal amount of the Notes from time to time outstanding, and for all other purposes the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.

“Responsible Officer” means the chief executive officer, the president or any vice president of the General Partner, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the General Partner, or any other officer having substantially the same authority and responsibility.

“Responsible Representatives” shall mean the chief executive officer, chief financial officer or chief operating officer of the Company.

2-15

Plum Creek Timberlands, L.P.	First Omnibus Amendment

“Restricted Payment” shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of or other ownership interests in the Company, now or hereafter outstanding, except a dividend payable solely in shares of stock of or ownership interests in the Company, and (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of stock of or other ownership interests in the Company, now or hereafter outstanding, or of any warrants, rights or options to acquire any such shares or interests, except to the extent that the consideration therefor consists of shares of stock of or other ownership interests in the Company.

“Restricted Subsidiary” shall mean any Wholly-Owned Subsidiary other than any Designated Immaterial Subsidiary.

“Revolving Credit Facility” shall mean any facility pursuant to which the Company may obtain revolving credit, take-down credit, the issuance of standby and payment letters of credit and back-up for the issuance of commercial paper.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series D Notes” shall mean the Company’s 8.05% Senior Notes Due November 13, 2016, Series D, outstanding in the original aggregate principal amount of $25,000,000.

“Significant Holder” shall mean (i) each Purchaser named in Schedule I to this Agreement, so long as it shall hold (or be committed under this Agreement to purchase) any Note, and (ii) any other insurance company, bank, financial institution, public or governmental retirement or pension fund or other similar institutional holder of Notes, whether acting for itself or in a trust, agency or other fiduciary capacity.

“Southern Timber Assumption Agreement” means that certain Assumption Agreement executed by the Louisiana Subsidiary as contemplated by (and in substantially the form of Exhibit D to) the Amendments to Senior Note Agreements dated as of January 15, 1999 and April 1, 1999, as applicable, as the same may be amended and restated from time to time.

“Subsidiary” shall mean any corporation, partnership or other entity a majority of (i) the total consolidated voting power of all classes of Voting Stock of which or (ii) the outstanding equity interests of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

“Standing Inventory” shall mean an amount of Timber (in MCCF) equal to the volume of merchantable Timber as of January 1 of each calendar year of the Company and its Restricted Subsidiaries, which amount will be set forth in the Corporation’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ending on the preceding December 31 (which amount contains adjustments for growth, harvesting and changes in land base through acquisitions and divestitures up to such date and may be stated in Tons in the Form 10-K).

2-16

Plum Creek Timberlands, L.P.	First Omnibus Amendment

“Tangible Assets” shall mean assets other than assets that would be classified as intangible assets under generally accepted accounting principles.

“Timber” shall mean standing trees not yet harvested.

“Timberlands” shall mean the timberlands owned by the Company or any of its Subsidiaries as of the date of closing and any timberlands acquired by the Company or any Subsidiary after the date of closing.

“Timberlands Loan” is defined in the definition of “Timberlands Transaction” in this paragraph 10B.

“Timberlands Transaction” shall mean, as to the Company or any Restricted Subsidiary, the following concurrent transactions, collectively, that meet the conditions set forth below (the “Timberlands Transaction Conditions”):

(i) the contribution or other transfer by the Company or such Restricted Subsidiary in one or a series of transactions of Timberlands or equity interests in Wholly-Owned Subsidiaries that own Timberlands to a Person (a “Timberlands Transferee”) that is not a Subsidiary and immediately after such contribution or transfer will not be a Subsidiary;

(ii) the issuance to the Company or such Restricted Subsidiary of a Timberlands Transferee Common Interest representing no more than 10% of the total common interests of such Timberlands Transferee;

(iii) the issuance to the Company or such Restricted Subsidiary of a Timberlands Transferee Preferred Interest representing 100% of the preferred interests of such Timberlands Transferee, provided that the fair value thereof, together with the fair value of the Timberlands Transferee Common Interest referred to in the foregoing clause (ii), is at least equal to the fair value of the Timberlands contributed or transferred (less the amount of costs and expenses reasonably incurred by the Timberlands Transferee in connection therewith), in each case as reasonably determined in good faith by the Responsible Representatives, and provided further that such Timberland Transferee Preferred Interest:

(A) has a liquidation preference equal to at least 90% of the fair value of the Timberlands contributed or transferred,

(B) entitles the holder thereof to (x) a preferred return based on the applicable liquidation preference, distributable monthly, quarterly or semi-annually, at a rate per annum that is equal to or greater than the rate of return per annum on each of the related Company Preferred Interest and the Timberlands Loan and (y) an additional preferred return on any distribution referred to in clause (x) that is not paid when due,

(C) provides that the following are payable prior to any distribution on the common interests: (x) the right to receive the preferred return and the additional preferred return described in clause (iii)(B) above and (y) the right to receive, out of capital distributions or on liquidation, the liquidation preference described in clause (iii)(A), as such preference may be reduced by any loss on the sale or foreclosure of the Timberlands Loan following default thereunder,

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

(D) is not subject to redemption prior to January 2015, and

(E) entitles the holder thereof to approve certain major decisions of the Timberlands Transferee;

(iv) the making of a loan (a “Timberlands Loan”) by the Timberlands Transferee or a wholly-owned subsidiary thereof to the Corporation or another Affiliate of the Company (a “Company Preferred Limited Partner”), provided that the Timberlands Loan:

(A) is in a principal amount no less than 95%, or more than 100%, of the fair value of the Timberlands contributed or transferred to the Timberlands Transferee,

(B) requires no principal payment prior to January 2015,

(C) bears interest at a fixed rate of interest per annum that is no greater than the rate of return referred to in clause (iii)(B)(x) above, and

(D) is guaranteed by the Corporation;

(v) the contribution of the entire proceeds of the Timberlands Loan to the Company in respect of a preferred limited partnership interest (a “Company Preferred Interest”) held by the Company Preferred Limited Partner, provided that the Company Preferred Interest:

(A) is subject to mandatory redemption no earlier than the maturity date of the related Timberlands Loan at a redemption price at least equal to, but not greater than 120% of, the principal amount of the Timberlands Loan, plus any accrued and unpaid distributions, provided that such mandatory redemption will not apply in the event of a default on the related Timberlands Loan and a foreclosure on the related Company Preferred Interest securing such Timberlands Loan,

(B) entitles the Company Preferred Limited Partner on or immediately prior to the dates on which interest is due and payable on the related Timberlands Loan to current cash distributions equal to the amounts of such interest payments,

(C) provides for the accumulation of any unpaid current distributions without any return on any such cumulative unpaid distributions, except to the extent necessary to align distributions on the Company Preferred Interest with the interest payments on the related Timberlands Loan,

(D) provides that, in the event any portion of the redemption price therefor is not paid when due, such unpaid redemption price, together with any accrued and unpaid distributions, shall be converted into a liquidation preference distributable only upon liquidation of the Company, and

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Plum Creek Timberlands, L.P.	First Omnibus Amendment

(E) entitles the Company Preferred Limited Partner to no voting rights and no rights in respect of unpaid current distributions or unpaid redemption price, except as a distribution on liquidation of the Company prior to any distribution in respect of common limited partnership interests of the Company.

“Timberlands Transaction Conditions” is defined in the definition of “Timberlands Transaction” in this paragraph 10B.

“Timberlands Transferee” is defined in the definition of “Timberlands Transaction” in this paragraph 10B.

“Timberlands Transferee Common Interest” shall mean, with respect to a Timberlands Transaction and the related Timberlands Transferee, a common equity interest in such Timberlands Transferee.

“Timberlands Transferee Preferred Interest” shall mean, with respect to a Timberlands Transaction and the related Timberlands Transferee, a preferred equity interest in such Timberlands Transferee.

“Ton” shall mean 2,000 pounds of green saw logs and pulpwood. For purposes of conversion of Timber in the Company’s Maine timberlands, one million Tons shall equal 355 MCCF.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by the Purchasers under this Agreement.

“Voting Stock” shall mean, with respect to any corporation or other entity, any shares of stock or other ownership interests of such corporation or entity whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation or to manage any such other entity (irrespective of whether at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly-Owned Subsidiary” shall mean any Subsidiary organized under the laws of any state of the United States of America which conducts the major portion of its business in the United States of America and all the stock and other ownership interests of which are owned by the Company either directly or indirectly through Wholly-Owned Subsidiaries.

2-19

Plum Creek Timberlands, L.P.	First Omnibus Amendment

FORM OF ACKNOWLEDGEMENT AND CONSENT OF PLUM CREEK SOUTHERN TIMBER, L.L.C.

This ACKNOWLEDGEMENT AND CONSENT dated as of August 18, 2008 (this “Consent”) is made by PLUM CREEK SOUTHERN TIMBER, L.L.C. (the “Obligor”) for the benefit of the holders of the notes (the “Noteholders”) named in the note agreements described in Schedule A (the “Note Agreements”) to the First Omnibus Amendment dated as of the date hereof (the “Amendment”) among Plum Creek Timberlands, L.P. and the Noteholders.

Reference is made to the Amended and Restated Plum Creek Southern Timber, L.L.C. Assumption Agreement dated as of January 22, 2003 (the “Assumption Agreement”) made by the Obligor in favor of the Debt Holders (as defined in the Assumption Agreement), including the Noteholders.

In connection with and as a condition to the effectiveness of the Amendment, the Obligor hereby:

(i) acknowledges receipt of a copy of the Amendment and consents to the changes, modifications and amendments to the Note Agreements made thereby; and

(ii) ratifies its obligations under, and all of the terms and conditions of, the Assumption Agreement and confirms and agrees that the Assumption Agreement remains in full force and effect after giving effect to the Amendment.

This Consent shall be governed by and construed in accordance with the laws of the State of New York.

PLUM CREEK SOUTHERN TIMBER, L.L.C. Plum Creek Timberlands, L.P., its sole member

By:	Plum Creek Timber I, L.L.C., its General Partner

By:	Plum Creek Timber Company, Inc., its Managing Member

By:
	Name:	Laura B. Smith
	Title:	Vice President and Treasurer

EXHIBIT 3(A)

(to First Omnibus Amendment)

Plum Creek Timberlands, L.P.	First Omnibus Amendment

FORM OF ACKNOWLEDGEMENT AND CONSENT OF PLUM CREEK SOUTH CENTRAL TIMBERLANDS, L.L.C.

This ACKNOWLEDGEMENT AND CONSENT dated as of August 18, 2008 (this “Consent”) is made by PLUM CREEK SOUTH CENTRAL TIMBERLANDS, L.L.C. (the “Obligor”) for the benefit of the holders of the notes (the “Noteholders”) named in the note agreements described in Schedule A (the “Note Agreements”) to the First Omnibus Amendment dated as of the date hereof (the “Amendment”) among Plum Creek Timberlands, L.P. and the Noteholders.

Reference is made to the Amended and Restated Plum Creek South Central Timberlands, L.L.C. Assumption Agreement dated as of January 22, 2003 (the “Assumption Agreement”) made by the Obligor in favor of the Debt Holders (as defined in the Assumption Agreement), including the Noteholders.

In connection with and as a condition to the effectiveness of the Amendment, the Obligor hereby:

(i) acknowledges receipt of a copy of the Amendment and consents to the changes, modifications and amendments to the Note Agreements made thereby; and

(ii) ratifies its obligations under, and all of the terms and conditions of, the Assumption Agreement and confirms and agrees that the Assumption Agreement remains in full force and effect after giving effect to the Amendment.

This Consent shall be governed by and construed in accordance with the laws of the State of New York.

PLUM CREEK SOUTH CENTRAL TIMBERLANDS, L.L.C. Plum Creek Timberlands, L.P., its sole member

By:	Plum Creek Timber I, L.L.C., its General Partner

By:	Plum Creek Timber Company, Inc., its Managing Member

By:
	Name:	Laura B. Smith
	Title:	Vice President and Treasurer

EXHIBIT 3(B)

(to First Omnibus Amendment)